UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.         )

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TELADOC, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TELADOC, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 31, 2018

Dear Stockholders:

We cordially invite you to attend the 2018 Annual Meeting of Stockholders of Teladoc, Inc. (“Teladoc” or the “Company”). Our 2018 Annual Meeting of Stockholders will be held on Thursday, May 31, 2018 at 2:00 p.m. EDT and will be a completely virtual meeting of stockholders. You will be able to attend the 2018 Annual Meeting of Stockholders, vote and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/TDOC2018. To enter the meeting, you must have your sixteen-digit control number that is shown on your Notice of Internet Availability of Proxy Materials (the “Notice”) or on your proxy card if you elected to receive proxy materials by mail. You will not be able to attend the Annual Meeting in person.

Details regarding logging onto and attending the meeting over the website and the business to be conducted are described in the Notice you received in the mail. We have also made available a copy of our 2017 Annual Report with the accompanying proxy statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business and products.

At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters, all of which are discussed in greater detail in the accompanying proxy statement:

1.

approving an amendment to Teladoc’s sixth amended and restated certificate of incorporation to increase the total authorized shares of Teladoc common stock from 100,000,000 shares to 150,000,000 shares;

2.	electing the director-nominees named in the proxy statement;
3.	approving, on an advisory basis, the compensation of Teladoc’s named executive officers;
4.	approving, on an advisory basis, the frequency of future advisory votes on the compensation of Teladoc’s named executive officers;
5.	ratifying the appointment of Ernst & Young LLP as Teladoc’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and
6.	transacting such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof.

Only stockholders of record at the close of business on April 6, 2018 may vote at the meeting or any postponement(s) or adjournment(s) of the meeting.

By order of the Board of Directors,

Adam C. Vandervoort
Chief Legal Officer and Secretary

April 20, 2018

HOW TO VOTE: Your vote is important. Whether or not you plan to attend the meeting, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in the accompanying proxy statement as well as in the Notice you received in the mail.

2018 PROXY STATEMENT

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Teladoc, Inc.

2 Manhattanville Road, Suite 203

Purchase, New York 10577

(203) 635‑2002

www.teladoc.com

2018 PROXY STATEMENT

The Board of Directors (the “Board”) of Teladoc, Inc. (“Teladoc” or the “Company”) is furnishing you this proxy statement in connection with the solicitation of proxies for use at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held via live webcast at www.virtualshareholdermeeting.com/TDOC2018 on Thursday, May 31, 2018 at 2:00 p.m. EDT. At the meeting, stockholders will be asked to consider and vote upon the following matters:

1.

approving an amendment to Teladoc’s sixth amended and restated certificate of incorporation (the “Certificate”) to increase the total authorized shares of Teladoc common stock from 100,000,000 shares to 150,000,000 shares;

2.	electing the director-nominees named in the proxy statement;
3.	approving, on an advisory basis, the compensation of Teladoc’s named executive officers;
4.	approving, on an advisory basis, the frequency of future advisory votes on the compensation of Teladoc’s named executive officers;
5.	ratifying the appointment of Ernst & Young LLP as Teladoc’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and
6.	transacting such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof.

By submitting your proxy (via the Internet, telephone or mail), you authorize Mr. Adam C. Vandervoort, Teladoc’s Chief Legal Officer and Secretary, and Mr. Mark Hirschhorn, Teladoc’s Executive Vice President, Chief Operating Officer and Chief Financial Officer, to represent you and vote your shares at the meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponement(s) or adjournment(s) of the meeting.

Teladoc’s 2017 Annual Report, which includes Teladoc’s audited financial statements, is being made available to Teladoc’s stockholders concurrently herewith. Although the 2017 Annual Report is being made available concurrently with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement.

We are first making this proxy statement and accompanying materials available to stockholders on or about April 20, 2018.

We will be hosting the Annual Meeting live via the Internet. A summary of the information you need to attend the meeting online is provided below:

•	Any stockholder can attend the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/TDOC2018
•	Webcast starts at 2:00 p.m. EDT
•	Stockholders need a sixteen-digit control number to join the Annual Meeting
•	Stockholders of record at the close of business on April 6, 2018 may vote and submit questions while attending the Annual Meeting on the Internet

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE YOUR SHARES OVER THE INTERNET, BY TELEPHONE OR BY MAIL.

INFORMATION ABOUT THE ANNUAL MEETING

Why am I receiving this proxy statement?

Teladoc is soliciting proxies for the Annual Meeting. You are receiving a proxy statement because you owned shares of Teladoc common stock at the close of business on April 6, 2018, the record date for the Annual Meeting, which entitles you to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

What is the purpose of the Annual Meeting?

At the Annual Meeting, the stockholders will be asked to consider and vote upon the following matters:

1.	approving an amendment to the Certificate to increase the total authorized shares of Teladoc common stock from 100,000,000 shares to 150,000,000 shares;
2.	electing the director-nominees named in this proxy statement;
3.	approving, on an advisory basis, the compensation of Teladoc’s named executive officers;
4.	approving, on an advisory basis, the frequency of future advisory votes on the compensation of Teladoc’s named executive officers;
5.	ratifying the appointment of Ernst & Young LLP as Teladoc’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and
6.	such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof.

Our Bylaws require stockholders to give advance notice of any proposal intended to be presented at the meeting. The deadline for this notice has passed and we have not received any such notices. If any other matter properly comes before the stockholders for a vote at the online meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

Why is the Annual Meeting being webcast?

The Annual Meeting is being held on a virtual-only basis in order to reach the broadest number of stockholders possible and to save costs relative to holding a physical meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we are permitted to furnish proxy materials, including this proxy statement and our 2017 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. If you vote by Internet or telephone, please do not also mail your proxy card.

Who is entitled to vote?

The record date for the meeting is April 6, 2018. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. The only class of stock entitled to be voted at the meeting is Teladoc common stock. Each outstanding share of common stock is entitled to one vote for all matters before the meeting. At the close of business on the record date, there were 62,284,548 shares of Teladoc common stock outstanding.

A list of stockholders entitled to vote at the Annual Meeting will be available for examination on the Internet through the virtual web conference during the Annual Meeting.

Am I entitled to vote if my shares are held in “street name”?

If your shares are held by a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, the proxy materials are being made available to you by your bank, brokerage firm or other nominee, as the record holder, along with voting instructions. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. We encourage you to provide specific instructions to your broker by returning your proxy card or by voting electronically via the Internet or by telephone, if permitted by the broker or other nominee that holds your shares. This ensures that your shares will be properly voted at the Annual Meeting.

How are abstentions and broker non-votes treated?

Shares of our common stock represented by proxies that are marked “ABSTAIN,” or which constitute broker non-votes, will be counted as present at the meeting for the purpose of determining a quorum. Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the ratification of auditors and increasing the total number of authorized shares under the Certificate), but not with respect to non-routine matters (such as the election of directors, an advisory vote on executive compensation, an advisory vote on the frequency of future advisory votes on executive compensation or a proposal submitted by a stockholder). If the proposals to be acted upon at the Annual Meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes on the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote” as to non-routine matters.

Abstentions and broker non-votes will have no effect on the results of the vote on the election of directors (Proposal 2), the advisory vote on executive compensation (Proposal 3), the advisory vote on the frequency of future advisory votes on executive compensation (Proposal 4) or the ratification of the appointment of Ernst & Young LLP (Proposal 5). However, abstentions will have the effect of a vote against approval of the amendment to the Certificate (Proposal 1).

How can I vote my shares without attending the online meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the online meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet or telephone by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the Internet or telephone, or, if you requested to receive printed proxy materials, you can also vote by mail by following the voting instruction card provided to you by your broker, bank, trustee or nominee.

Proxies submitted electronically or by telephone as described above must be received by 11:59 p.m. EDT on May 30, 2018. Proxies submitted by mail should be received before 10:00 a.m. EDT on May 30, 2018.

If you submit a proxy but do not indicate any voting instructions, your shares will be voted:

•	“FOR” the approval of the amendment to the Certificate (Proposal 1);

•	“FOR” the election of the director-nominees to the Board (Proposal 2);
•	“FOR” the approval of the compensation of Teladoc’s named executive officers (Proposal 3);
•	“ONE YEAR” as the frequency of future advisory votes on the compensation of Teladoc’s named executive officers (Proposal 4); and
•	“FOR” ratifying the appointment of Ernst & Young LLP as Teladoc’s independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal 5).

Can I revoke my proxy and change my vote?

You may change your vote at any time prior to the taking of the vote at the online meeting. If you are the stockholder of record, you may change your vote by:

(1)	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);
(2)	providing a written notice of revocation to Teladoc’s corporate secretary at Teladoc, Inc., 2 Manhattanville Road, Suite 203, Purchase, New York 10577 prior to your shares being voted; or
(3)	attending the online meeting AND voting.

Attendance at the online meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, by attending the online meeting and voting.

How many shares must be present to hold the online meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

If a quorum is not present or represented at the meeting, the holders of a majority of the shares entitled to vote at the meeting who are present in person or represented by proxy, or the chairman of the meeting, may adjourn the meeting until a quorum is present or represented. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

How can I vote my shares during the online meeting?

The Company will be hosting the Annual Meeting live online. You can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/TDOC2018. The webcast will start at 2:00 p.m. EDT. You may vote and submit questions while attending the meeting online. You will need the sixteen-digit control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) in order to be able to enter the meeting.

Shares held in your name as the stockholder of record may be voted by you, while the polls remain open, at www.virtualshareholdermeeting.com/TDOC2018 during the meeting. You will need your control number found in the Notice. Shares held beneficially in street name may be voted by you at the meeting only if you obtain a legal proxy from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the online meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the online meeting.

Will my vote be kept confidential?

Yes, your vote will be kept confidential and not disclosed to Teladoc unless:

•	required by law;
•	you expressly request disclosure on your proxy; or

•	there is a proxy contest.

Who will count the votes?

Broadridge Financial Solutions, an independent third party, will tabulate and certify the votes. A representative of Broadridge Financial Solutions will serve as the inspector of election.

How does the Board recommend I vote on the proposals?

The Board recommends that you vote:

•	“FOR” the approval of the amendment to the Certificate (Proposal 1);
•	“FOR” the election of the director-nominees to the Board (Proposal 2);
•	“FOR” the approval of the compensation of Teladoc’s named executive officers (Proposal 3);
•	“ONE YEAR” as the frequency of future advisory votes on the compensation of Teladoc’s named executive officers (Proposal 4); and
•	“FOR” ratifying the appointment of Ernst & Young LLP as Teladoc’s independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal 5).

What vote is required to approve each proposal and how are votes counted?

Proposal 1 – Approval of Amendment to the Certificate of Incorporation

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting is required to increase the authorized shares under the Certificate. Abstentions will have the same effect as shares voted against this proposal.

Proposal 2– Election of Directors

The affirmative vote of a plurality of the votes cast at the online meeting is required to elect the director-nominees. This means that the director-nominees will be elected if they receive more affirmative votes than any other person. The proxy card enables you to vote “FOR” all nominees proposed by the Board, to “WITHHOLD” authority for all nominees or to vote “FOR ALL EXCEPT” one or more of the nominees being proposed. Voting for all nominees except those you list on the proxy card is the equivalent of withholding your vote for those Directors you have listed. If you vote “WITHHOLD” with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated. Abstentions and broker non-votes will have no effect on the results of the vote on the election of directors.

Proposal 3 –Advisory Vote Approving the Compensation of Teladoc’s Named Executive Officers

The affirmative vote of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote thereon is required to approve the compensation of Teladoc’s named executive officers. Abstentions and broker non-votes will have no effect on the results of the vote on Proposal 3. This vote, however, is merely advisory and is not binding on the Company, the Board or its Compensation Committee. Despite the fact that this vote is non-binding, the Board and the Compensation Committee will take the results of the vote under advisement when making future decisions regarding the Company’s executive compensation program.

Proposal 4 –Advisory Vote on Frequency of Future Advisory Votes Approving the Compensation of Teladoc’s Named Executive Officers

The affirmative vote of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote thereon is required to approve the frequency of future advisory votes on the compensation of Teladoc’s named executive officers. The proxy card enables you to vote “ONE YEAR,” “TWO YEARS,” “THREE YEARS” or “ABSTAIN” on Proposal 4. The voting frequency option that receives a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote thereon will be the frequency for the advisory vote on executive compensation that has been recommended by stockholders. In the event that no option receives a majority of the votes cast, the Board will consider the option that receives the highest number of votes as the recommended choice of the stockholders. Abstentions and broker non-votes will have no effect on the results of the vote on Proposal 4. This vote, however, is merely advisory and is not binding on the Company, the Board or its Compensation Committee. Despite the fact that this vote is non-binding, the Board and the Compensation Committee will take the results of the vote under advisement when making future decisions regarding the frequency at which advisory votes to approve executive compensation will be conducted.

Proposal 5 – Ratifying the Appointment of the Independent Registered Public Accounting Firm

Ratifying the appointment of Ernst & Young LLP as Teladoc’s independent registered public accounting firm requires the affirmative vote of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote thereon. Abstentions and broker non-votes will have no effect on the results of the vote on Proposal 5.

Who can help answer my questions regarding the Annual Meeting or the proposals?

You may contact Teladoc to assist you with your questions. You may reach Teladoc at:

Teladoc, Inc.

Attention: Investor Relations

2 Manhattanville Road, Suite 203

Purchase, New York 10577

(914) 265‑6706

MacKenzie Partners, Inc.

105 Madison Avenue

New York, NY 10016

(800) 322‑2885

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Board oversees the management of the Company and its business for the benefit of our stockholders in order to enhance stockholder value over the long term. The Board has adopted Corporate Governance Guidelines to assist it in the exercise of its responsibilities. The Corporate Governance Guidelines are reviewed annually and periodically amended as the Board enhances the Company’s corporate governance practices.

The Board has also adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees. The purpose of this code is to promote honest and ethical conduct for conducting the business of the Company consistent with the highest standards of business ethics. Our Code of Business Conduct and Ethics establishes our policies and expectations with respect to a wide range of business conduct, including the preparation and maintenance of our financial and accounting information, our compliance with laws and possible conflicts of interest.

We intend to satisfy the disclosure requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding any amendment to, or waiver from a material provision of our Code of Business Conduct and Ethics involving our principal executive, financial or accounting officer or controller by posting such information on our website. The Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our website at ir.teladoc.com by clicking through “Corporate Governance.”

Board of Directors and Committees

Board Leadership Structure

Our governance framework provides the Board with the flexibility to select the appropriate leadership structure for Teladoc. This will be driven by the needs of the Company as well as the particular makeup of the Board at any point in time. As a result, no policy exists requiring the combination or separation of leadership roles, and Teladoc’s governing documents do not mandate a particular structure.

Our current leadership structure consists of the Chairman of the Board, a separate Chief Executive Officer and strong, active independent directors. The Chief Executive Officer is responsible for setting the strategic direction of the Company and for the day-to-day leadership and management of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer, directs the agenda for Board meetings and presides over meetings of the full Board. Another component of our leadership structure is the active role played by our independent directors in overseeing the Company’s business, both at the Board and Committee level.

Consistent with our Corporate Governance Guidelines, ten of eleven of our current directors are considered independent within the meaning of the rules of the New York Stock Exchange (the “NYSE”), the non-independent member being Jason Gorevic, our Chief Executive Officer. In addition, all members of the Audit, Compensation and Nominating and Corporate Governance Committees satisfy the applicable independence criteria of the SEC and NYSE. The Board has determined that each member of the Audit Committee is financially literate and that at least two members of the Audit Committee, Messrs. Shedlarz and Goldstein, are “audit committee financial experts” as such term is defined in Item 407 of Regulation S-K promulgated by the SEC.

At least annually, the Nominating and Corporate Governance Committee discusses the structure and composition of the Board and reviews the current leadership structure. This is discussed with the full Board as part of the Board’s annual evaluation to assess its effectiveness and takes into account our current business plans and long-term strategy, as well as the particular makeup of the Board at that time.

The Board held the following meetings during 2017, either in person or by teleconference: eight full-Board meetings; five Audit Committee meetings; ten Compensation Committee meetings; five Nominating and Corporate Governance Committee meetings; and three Quality of Care and Patient Safety Committee meetings. During 2017, each of our directors attended at least 75% of the aggregate of: (i) the total number of meetings of the full Board; and (ii) the total number of meetings held by all committees of the Board on which he or she served. Under Teladoc’s Corporate Governance Guidelines, directors are expected to be active and engaged in discharging their duties and to keep themselves informed about Company business and operations. Each director is expected to attend the Annual Meeting. All of our directors that were directors at the time of the 2017 annual meeting of stockholders (the “2017 Annual Meeting”) attended the 2017 Annual Meeting.

Non-employee Board members meet without management present at least quarterly, at regularly scheduled executive sessions. Mr. Snow, Chairman of the Board, presides over meetings of the non-employee and independent directors. The purpose of these sessions is to promote open discussions among the independent directors concerning the business and affairs of the Company as well as matters concerning management, without any member of management present.

Committees of the Board

The Board has four standing committees: Audit; Compensation; Nominating and Corporate Governance; and Quality of Care and Patient Safety. The charters for the Audit, Compensation and Nominating and Corporate Governance Committees are available on our website at ir.teladoc.com by clicking through “Corporate Governance.”

Audit Committee. The principal functions of the Audit Committee are to: (i) select, approve the compensation of and assess the independence of an independent registered public accounting firm for us; (ii) review and approve management’s plan for engaging Teladoc’s independent registered public accounting firm during the year to perform non-audit services and consider what effect these services will have on the independence of Teladoc’s independent registered public accounting firm; (iii) review our annual financial statements and other financial reports which require review and/or approval by the Board; (iv) oversee the integrity of our financial statements and our systems of disclosure controls and internal control over financial reporting and our compliance with legal and regulatory requirements; (v) review the scope of audit plans of our independent registered public accounting firm and the results of its audit; (vi) evaluate the performance of our independent registered public accounting firm; (vii) review our earnings releases; (viii) review all related-party transactions for potential conflicts of interest and approve all such transactions; and (ix) review and evaluate Teladoc’s risk management plans, including relating specifically to information technology security and data privacy compliance. Mr. Shedlarz is Chairman of the Audit Committee. Messrs. Goldstein, Mawhinney, McAndrews and Multani are members of the Audit Committee.

Compensation Committee. The principal functions of the Compensation Committee are to: (i) review and approve corporate goals and objectives relative to the compensation of our Chief Executive Officer; (ii) evaluate the performance of our Chief Executive Officer in light of such corporate goals and objectives and determine his compensation; (iii) review and approve the compensation of our other senior officers; (iii) review and establish our overall management compensation, philosophy and policy; (iv) administer and oversee our 2015 Incentive Award Plan (as amended and restated effective May 25, 2017) (the “Incentive Award Plan”), the Teladoc, Inc. 2015 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) and the Teladoc, Inc. 2017 Employment Inducement Incentive Award Plan (as amended on July 11, 2017, the “Inducement Plan”); (v) evaluate and assess potential and current compensation advisors in accordance with the applicable independence standards set by the NYSE; (vi) retain and approve the compensation of any compensation advisor; (vii) review and approve our policies and procedures for equity-based incentive awards; (viii) review and make recommendations to the Board concerning our director compensation; and (ix) ratify the report required by the rules of the SEC to be included in our annual proxy statement. Mr. McKinley is Chairman of the Compensation Committee. Messrs. McAndrews, Multani, Shedlarz and Snow are members of the Compensation Committee.

The compensation committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors (independent or otherwise) to assist in carrying out its responsibilities and may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The compensation committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.

In 2017, the Compensation Committee engaged Radford, an Aon Consulting company (“Radford”), a compensation consulting firm, to assess and make recommendations with respect to the amount and types of compensation to provide our executives and directors. Radford reported directly to the Compensation Committee; however, our Chief Executive Officer consulted with Radford with respect to its assessments of the compensation of executive officers other than the Chief Executive Officer. The Compensation Committee reviewed compensation assessments provided by Radford comparing our compensation to that of a group of peer companies within our industry and met with Radford to discuss compensation of our executive officers, including the Chief Executive Officer, and to receive input and advice. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Radford and does not believe Radford’s work in 2017 raised a conflict of interest. For information regarding the role of our Chief Executive Officer and compensation consultant in determining our executive and director compensation, please refer to the section entitled “Compensation Discussion and Analysis––Determination of Compensation.”

Nominating and Corporate Governance Committee. The principal functions of the Nominating and Corporate Governance Committee are to: (i) develop and recommend to the Board criteria for Board and committee membership; (ii) establish procedures for identifying and evaluating director candidates, including nominees recommended by stockholders; (iii) identify individuals qualified to become Teladoc directors; (iv) recommend to the Board nominees for election as directors and to each of the Board’s committees; (v) oversee the annual evaluation of the Board and its committees; (vi) review and discuss with the Board corporate succession plans for our Chief Executive Officer and for other key officers; and (vi) oversee the development and administration of our Corporate Governance Guidelines. Mr. Snow is Chairman of the Nominating and Corporate Governance Committee. Dr. Frist, Mr. Goldstein and Mr. Paulus are members of the Nominating and Corporate Governance Committee.

Quality of Care and Patient Safety Committee. The Quality of Care and Patient Safety Committee is governed by a written charter adopted in April 2016. The Quality of Care and Patient Safety Committee assists the Board in fulfilling its oversight responsibilities relating to the review of our policies and procedures relating to the delivery of quality medical care to our members. The Quality of Care and Patient Safety Committee maintains communication between the Board and the senior officers with management responsibility for medical care and reviews matters concerning or relating to the quality of medical care delivered to our members, efforts to advance the quality of medical care provided and patient safety. Dr. Frist is Chairman of the Quality of Care and Patient Safety Committee. Messrs. Goldstein and Paulus and Ms. Darling are members of the Quality of Care and Patient Safety Committee.

Board Role in Risk Oversight

The Board administers its risk oversight function directly and through the Audit Committee. The Board and the Audit Committee regularly discuss with management, and the Company’s independent auditors, our major risk exposures, their potential financial impact on Teladoc and the steps we take to manage these risks.

In general, management is responsible for the day-to-day management of the risks Teladoc faces, while the Board, acting as a whole and through the Audit Committee, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Senior management attends the regular meetings of the Board and is available to address questions and concerns raised by the Board on risk management-related and other matters. This combination provides us with the focus, scope, expertise and continuous attention necessary for effective risk management.

The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls, cybersecurity and compliance with legal and regulatory requirements. In addition, the Audit Committee discusses policies with respect to risk assessment and risk management with management and the independent auditors.

The Audit Committee assists the Board with oversight of risk management by reviewing the Company’s financial statements and meeting with the Company’s independent auditors at regularly scheduled meetings of the Audit Committee, to review their reports on the adequacy and effectiveness of our internal control systems and discusses with management the Company’s major financial risks and exposures and the steps management has taken to monitor and control such risks and exposures.

In addition, our Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs, and retains outside compensation and legal experts for that purpose. In establishing and reviewing our compensation philosophy and programs, we consider whether such programs encourage unnecessary or excessive risk taking. We believe that our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Our Nominating and Corporate Governance Committee also assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with the organization, membership and structure of the Board, succession planning for our directors and corporate governance. Our Quality of Care and Patient Safety Committee does so with respect to the management of risks associated with the quality of medical care delivered to our members, efforts to advance the quality of medical care provided and patient safety.

Identifying and Evaluating Director-Nominees

The Board is responsible for selecting its own members. It delegates the selection and nomination process to its Nominating and Corporate Governance Committee, with the expectation that other members of the Board, and management, will be requested to take part in the process as appropriate.

Generally, the Nominating and Corporate Governance Committee identifies candidates for director-nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or current directors or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Mr. McAndrews was appointed to the Board following the 2017 Annual Meeting; he was identified for the Nominating and Corporate Governance Committee by a search firm.

Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director-nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board’s approval as director-nominees for election to the Board.

When assessing director candidates, the Nominating and Corporate Governance Committee will consider such nominee’s qualifications, skills and attributes, including depth and breadth of professional experience and independence. Such nominee must, at a minimum, have demonstrated exceptional ability and judgment and, to the extent it can be ascertained, be of the highest personal and professional integrity. The Nominating and Governance Committee does not have a formal policy with respect to diversity. However, the Board seeks to have a Board that reflects an appropriate balance of knowledge, experience, skills, expertise and diversity, as applicable to our industry. The Board assesses its achievement of diversity through the review of Board composition as part of the Board’s annual self-assessment process.

Stockholders may submit recommendations for director candidates to the Nominating and Corporate Governance Committee by sending the individual’s name and qualifications to our corporate secretary at Teladoc, Inc., 2 Manhattanville Road, Suite 203, Purchase, New York 10577, who will forward all recommendations to the Committee. The Nominating and Corporate Governance Committee will evaluate any candidate recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management. The Nominating and Corporate Governance Committee has full discretion in considering all nominations to the Board. Alternatively, stockholders who would like to nominate a candidate for director (in lieu of making a recommendation to the Nominating and Corporate Governance Committee) must comply with the requirements described in this proxy statement and our Bylaws. See “Additional Information—Procedures for Submitting Stockholder Proposals.”

Communications with Directors

You may communicate directly with any member or committee of the Board by writing to: Teladoc Board of Directors, c/o Corporate Secretary, 2 Manhattanville Road, Suite 203, Purchase, New York 10577. Please specify to whom your letter should be directed. Our corporate secretary will review all such correspondence and regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in his opinion, deals with the functions of the Board or its committees or that he otherwise determines requires the attention of any member, group or committee of the Board. Board members may, at any time, review a log of all correspondence received by Teladoc that is addressed to Board members and request copies of any such correspondence.

Interested parties who wish to communicate with non-management Teladoc directors, or with the presiding director of the Board’s executive sessions, may do so by writing to Teladoc Board of Directors, c/o Corporate Secretary, Attn: Non-management Directors or the Presiding Director for executive sessions, as applicable, 2 Manhattanville Road, Suite 203, Purchase, New York 10577. All such mail received will first be opened and screened for security purposes.

DIRECTOR COMPENSATION

The following table provides information for the year ended December 31, 2017 regarding all compensation awarded to, earned by or paid to each person who served as a non-employee member of our Board during some portion of that year.  Mr. Gorevic, who is also our Chief Executive Officer, received no compensation for his service as a director. Refer to “Executive Compensation––2017 Summary Compensation Table” and the narrative description thereto for information regarding Mr. Gorevic’s compensation from us during 2017.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Ms. Helen Darling	$45,000	$27,999	$102,818	$175,817
Mr. Martin R. Felsenthal (2)	$18,024	$—	$—	$18,024
William H. Frist, M.D.	$53,000	$27,999	$102,818	$183,817
Mr. Michael Goldstein	$57,234	$27,999	$102,818	$188,051
Mr. Thomas Mawhinney	$48,472	$27,999	$102,818	$179,289
Mr. Brian McAndrews (3)	$15,693	$—	$204,183	$219,876
Mr. Thomas G. McKinley	$50,000	$27,999	$102,818	$180,817
Mr. Arneek Multani	$50,995	$27,999	$102,818	$181,812
Mr. James Outland (4)	$20,027	$—	$—	$20,027
Mr. Kenneth Paulus (5)	$40,000	$—	$217,147	$257,147
Mr. David Shedlarz	$63,473	$27,999	$102,818	$194,290
Mr. David B. Snow, Jr.	$80,764	$27,999	$102,818	$211,581

(1)

Represents the aggregate grant date fair value of stock options and restricted stock units (“RSUs”) granted during the year referenced, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. For additional information about these awards, please see Note 12 to Teladoc’s audited consolidated financial statements included in Teladoc’s Annual Report on Form 10‑K for the year ended December 31, 2017, that was filed with the SEC on February 27, 2018. During 2017, none of our non-employee directors received more than one award of stock options or RSUs. Consequently, the amounts shown represent the grant date fair value of each equity award granted to the directors. The table below shows the number of option awards (vested and unvested) and stock awards held as of December 31, 2017 by each of our directors who is not a named executive officer:

Name	Stock Options (#)	Stock Awards (#)
Ms. Helen Darling	28,869	918
William H. Frist, M.D.	117,568	918
Mr. Michael Goldstein	50,994	918
Mr. Thomas Mawhinney	48,011	918
Mr. Brian McAndrews	13,291	—
Mr. Thomas G. McKinley	48,011	918
Mr. Arneek Multani	48,011	918
Mr. James Outland	—	—
Mr. Kenneth Paulus	20,565	—
Mr. David Shedlarz	36,509	918
Mr. David B. Snow, Jr.	38,130	918

(2)	Mr. Felsenthal departed our Board effective as of May 25, 2017.
(3)	Mr. McAndrews joined our Board effective in September 2017.
(4)	Mr. Outland departed our Board effective as of May 25, 2017.
(5)	Mr. Paulus joined our Board effective in February 2017.

Non-Employee Director Compensation Policy

The Board’s non-employee director compensation policy is designed to provide a total compensation package that enables us to attract and retain, on a long-term basis, high-caliber, non-employee directors. The policy is reviewed and revised annually by the Compensation Committee and the full Board with reference to the policies of each of the members of a peer group of similar companies selected by the Compensation Committee in consultation with its outside advisor. Under the policy, all non-employee directors are paid cash compensation as set forth below. Annual retainers for non-employee members of our Board are in addition to the annual retainers for chairpersons and members of the committees of our Board. Cash retainers are prorated for a partial year of service. In addition to the amounts set forth below, on the date of the Annual Meeting, each continuing non-employee director who has served on the Board for the previous six months receives an option to purchase shares of our common stock with a value, determined using the Black-Scholes options pricing model that we used most recently (relative to the date of the award) in preparing the consolidated financial statements for the quarterly reports we file with the SEC, equal to $140,000. Each non-employee director who is initially elected or appointed to the Board after March 21, 2017 receives an option to purchase shares of our common stock with a value, determined using the Black-Scholes options pricing model that we used most recently (relative to the date of the award) in preparing the consolidated financial statements for the quarterly reports we file with the SEC, equal to $210,000. Effective March 21, 2017, a portion of the option awards provided to non-employee directors under the non-employee director compensation policy may, at the election of the Board, instead be paid in RSUs of equivalent value calculated based on the value of the shares of our common stock on the date of grant.

•All non-employee directors: $40,000

•Chairman of the Board: $30,000

•Audit Committee Chairman: $20,000

•Audit Committee Member: $10,000

•Chairman of Nominating and Corporate Governance Committee: $7,500

•Nominating and Corporate Governance Committee Member: $3,000

•Chairman of the Compensation Committee: $10,000

•Compensation Committee Member: $5,000

•Chairman of the Quality of Care and Patient Safety Committee: $10,000

•Quality of Care and Patient Safety Committee Member: $5,000

In February 2018, the Board approved certain changes to our non-employee director compensation policy. As a result, effective March 1, 2018, (i) the annual retainer for service on our Compensation Committee was increased from $10,000 to $15,000, (ii) the annual retainer for the Chairperson of our Compensation Committee was increased from $5,000 to $7,500, (iii) the annual retainer for service on our Nominating and Corporate Governance Committee was increased from $7,500 to $8,000, (iv) the annual retainer for the Chairperson of our Nominating and Corporate Governance Committee was increased from $3,000 to $4,000, (v) each non-employee director who is initially elected or appointed to the Board after March 1, 2018 will receive an option to purchase shares of our common stock with a value, determined using the Black-Scholes options pricing model that we used most recently (relative to the date of the award) in preparing the consolidated financial statements for the quarterly reports we file with the SEC, equal to $250,000 and (vi) the amount of the option to purchase shares of our common stock awarded to each continuing non-employee director who has served on the Board for the previous six months was decreased from $140,000 to $120,000, determined using the Black-Scholes options pricing model that we used most recently (relative to the date of the award) in preparing the consolidated financial statements for the quarterly reports we file with the SEC. After March 1, 2018, each continuing non-employee director who has served on the Board for the previous six months will be granted such number of RSUs as equals $120,000 in value, calculated as of the date of the award in accordance with the Company’s customary methods.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Procedures for Approval of Related-Party Transactions

The Board reviews and approves transactions with directors, officers and holders of 5% or more of our capital stock and their affiliates, each of whom we refer to as a “related party.” We have adopted a written Related-Party Transaction Policy that governs the review of related-party transactions. Pursuant to this policy, the Audit Committee reviews the material facts of all related-party transactions. The Audit Committee takes into account, among other factors that it deems appropriate, whether the related-party transaction is on terms no less favorable to us than terms generally available in a transaction with an unrelated third party under the same or similar circumstances and the extent of the related party’s interest in the related-party transaction. Further, when stockholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction are disclosed to the stockholders, who must approve the transaction in good faith. Pursuant to the policy, no director may participate in any approval of a related-party transaction to which he or she is a related party. The Audit Committee, as applicable, will then, in its sole discretion, either approve or disapprove the transaction.

Certain types of transactions, which would otherwise require individual review, have been pre-approved by the Audit Committee. These types of transactions include, for example, compensation to an officer where such compensation is required to be disclosed in our proxy statement and transactions where the interest of the related party arises only by way of a directorship or minority stake in another organization that is a party to the transaction. Additionally, pursuant to the terms of our related-party transaction policy, all related-party transactions are required to be disclosed in our applicable filings as required by the Securities Act of 1933, as amended, and the Exchange Act and related rules. Furthermore, any material related-party transactions are required to be disclosed to the full Board. We have established internal policies relating to disclosure controls and procedures, which include policies relating to the reporting of related-party transactions that must be pre-approved under our Related-Party Transaction Policy.

During 2017, there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party for which the amount involved exceeds or will exceed $120,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Compensation Committee Interlocks and Insider Participation

During 2017, Messrs. McKinley, McAndrews, Multani, Shedlarz and Snow served as members of the Compensation Committee. No member of the Compensation Committee was an employee or officer of Teladoc during 2017, is a former officer of Teladoc, or had any other relationship with us requiring disclosure herein.

During the last fiscal year, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (2) a director of another entity, one of whose executive officers served on our Compensation Committee; or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board.

PROPOSAL 1 – APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION

General

Our Certificate currently authorizes the issuance of up to 100,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of April 6, 2018, 62,284,548 shares of common stock were issued and outstanding, 8,124,050 were reserved for issuance upon the conversion of our convertible senior notes, 8,272,082 shares of common stock were reserved for issuance upon the exercise of outstanding options granted under our existing stock plans, 1,433,935 shares of common stock were reserved for issuance upon the vesting of restricted stock units outstanding under our existing stock plans, 1,588,884 shares of common stock were reserved for issuance under the Incentive Award Plan, 554,290 shares of common stock were reserved for issuance under the Employee Stock Purchase Plan and 850,246 shares of common stock were reserved for issuance under the Inducement Plan, leaving 16,891,965 shares of common stock unissued and unreserved. As of April 6, 2018, we had no shares of preferred stock issued and outstanding.

After careful consideration and upon the recommendation of the Nominating and Corporate Governance Committee, our Board voted to approve, and to recommend to our stockholders that they approve, an amendment to our Certificate to increase the total authorized shares of common stock from 100,000,000 shares to 150,000,000 shares.

If the proposed amendment is approved by our stockholders, it will become effective upon the filing of a certificate of amendment to our Certificate with the Secretary of State of the State of Delaware, which we will do promptly after the Annual Meeting. Our Board reserves the right, at any time prior to the effectiveness of the filing of the proposed certificate of amendment, to abandon the proposed amendment. If the proposed amendment is approved, 50,000,000 additional shares of common stock would be authorized but unissued and unreserved, resulting in a total of 66,891,965 shares of common stock available for future issuance.

The full text of the proposed amendment to our Certificate is set forth in Appendix A to this proxy statement. The general description of provisions of our Certificate and the proposed amendments set forth herein are qualified in their entirety by reference to the text of Appendix A.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting is required to approve Proposal 1. Abstentions will have the same effect as shares voted against Proposal 1. You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting on Proposal 1.

Purpose of the Amendment

At the 2017 Annual Meeting, our stockholders approved an increase in our authorized shares of common stock from 75,000,000 to 100,000,000. Over the course of 2017, the Board successfully utilized our increased share capacity to, among other things, (i) complete the acquisition of Best Doctors Holdings, Inc. (“Best Doctors”), which was funded in part by the issuance of approximately 1.9 million shares of common stock and the proceeds from a $275 million convertible notes offering, (ii) consummate a follow-on equity offering providing net proceeds of approximately $135 million and (iii) continue providing equity incentives to employees and directors, including new employees hired as a result of the acquisition of Best Doctors. The acquisition of Best Doctors provided us with a global footprint and significantly expanded the breadth of our healthcare solutions, while the consummation of the follow-on equity offering allowed us to increase our working capital with the goal of expanding our current business through additional acquisitions of, or investments in, other businesses, products or technologies.

Following on the successful utilization of our authorized share capacity in 2017, we desire to authorize additional shares of common stock to ensure that enough shares will be available in the event the Board determines that it is necessary or appropriate to (i) raise additional capital through the sale of equity securities, (ii) acquire another company or its assets, (iii) provide equity incentives to employees and officers, (iv) permit future stock splits in the form of stock dividends or (v) satisfy other corporate purposes. The availability of additional shares of common stock is particularly important in the event that the Board needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of common stock. The Company has no immediate plans, arrangements, commitments or understandings with respect to issuance of any of the additional shares of common stock that would be authorized by the proposed amendment. However, the Board believes that the currently available number of unissued and unreserved shares is not sufficient to meet corporate needs in the future, including in connection with potential strategic acquisitions as we have made in the past.

Rights of Additional Authorized Shares

The additional authorized shares of common stock, if and when issued, would be part of the existing class of common stock and would have the same rights and privileges as the shares of common stock presently outstanding. Our stockholders do not have preemptive rights with respect to our common stock and the Board has no plans to grant such rights with respect to any such shares. Accordingly, should the Board elect to issue additional shares of our common stock, existing stockholders would not have any preferential rights to purchase the shares.

Potential Effects of the Amendment

The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or the NYSE. For example, the rules of the NYSE require that we obtain stockholder approval prior to the issuance of shares of common stock in a private financing at a price less than the greater of the book value or market value of our common stock, where the total number of shares that may be issued pursuant to such transactions exceeds 20% of the outstanding common stock prior to issuance. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders.

In addition, the availability of additional shares of our common stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company under a possible take-over scenario. The amendment is not presently intended for the purposes of effecting an anti-takeover device and is not proposed in response to any specific takeover threat known to the Board. Furthermore, this proposal is not part of any plan by the Board to adopt anti-takeover devices, and the Board currently has no present intention of proposing anti-takeover measures in the near future.

If the proposed amendment is not approved by our stockholders, it may impede the Company’s ability to raise capital should the need arise, and may cause the loss of significant business opportunities, which could adversely affect our financial performance, growth and ability to continue our operations.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

PROPOSAL 2 – ELECTION OF DIRECTORS

General

Our Certificate and our Bylaws provide that the number of our directors shall be fixed from time to time by a resolution of the majority of the Board. Immediately prior to the Annual Meeting, our Board will consist of eleven members, although there are only ten directors nominees standing for reelection. On February 22, 2018, Mr. Thomas Mawhinney expressed his intention to retire from the Board and, accordingly, his term will end at the conclusion of the Annual Meeting. The Board determined that, effective at the conclusion of the Annual Meeting, the size of the Board will be decreased from eleven to ten directors.

Director-Nominees

Each of the ten directors elected at this Annual Meeting will serve for a one-year term expiring at the 2019 annual meeting and until their respective successors have been duly elected and qualified. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Helen Darling, William H. Frist, M.D., Michael Goldstein, Jason Gorevic, Brian McAndrews, Thomas G. McKinley, Arneek Multani, Kenneth H. Paulus, David Shedlarz and David B. Snow, Jr. for election to the Board for a one-year term.

Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

The affirmative vote of a plurality of the votes cast at the meeting is required to elect the director-nominees as directors. This means that the nominees will be elected if they receive more affirmative votes than any other person.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR-NOMINEES.

NOMINEES FOR ELECTION TO THE BOARD

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships and Qualifications

Helen Darling 2016	76

Ms. Darling became a member of our Board in June 2016. Ms. Darling is currently Strategic Advisor on Health Benefits and Health Care to the National Business Group on Health, a national nonprofit, membership organization devoted exclusively to providing practical solutions to its employer-members’ most important healthcare problems and representing large employers’ perspectives on national health policy issues; from 2001 to May 1, 2014, she was president and CEO of this group. Ms. Darling is a board member and former chair of the National Quality Forum, an independent, nonprofit organization that brings together leaders and experts to improve healthcare quality and safety through measurement; from January 2016 until February 2017, she was interim president and CEO of this organization. Ms. Darling is a director of the congressionally created Reagan-Udall Foundation, which supports the mission of the FDA. Ms. Darling participates on the Committee on Performance Measurement of the National Committee for Quality Assurance (co-chair for 10 years), the Medical Advisory Panel, Center for Clinical Effectiveness, Blue Cross Blue Shield Association, Advisory Boards for the Peter G. Peterson Foundation and GE’s healthymagination.

Becker’s Hospital Review named Ms. Darling one of the 60 Most Powerful People in health care in 2016. For several years, she was named one of the “100 Most Influential People in Health Care,” by Modern Healthcare and “One of the Top 25 Women in Health Care” She was given NCQA’s Health Quality Leader Award (2012); the President’s Award by the American College of Occupational and Environmental Medicine (2010); WorldatWork’s Keystone Award, its highest honor for sustained contributions to the field of human resources and benefits (2009). She was given a lifetime appointment in 2003 as a National Associate of the National Academy of Sciences for her work for the Institute of Medicine.

Previously, Ms. Darling directed the purchasing of health benefits and disability at Xerox Corporation. She was a principal at William W. Mercer and practice leader at Watson Wyatt. Earlier in her career, she was Health LA for U.S. Senator David Durenberger, on the Health Subcommittee of the Senate Finance Committee. She directed three studies at the Institute of Medicine. Ms. Darling received a master’s degree in demography/sociology and a bachelor of science degree, cum laude, from the University of Memphis. Our Board has concluded that Ms. Darling should serve as a director because of her executive leadership experience and her extensive background in the healthcare industry.

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships and Qualifications

William H. Frist, M.D. 2014	66

Dr. Frist became a member of our Board in September 2014. Since 2007, Dr. Frist has served as a partner in Cressey & Company, a private equity firm focused exclusively on investing in and building leading healthcare businesses. He is chairman of the Cressey Distinguished Executive Council. As a U.S. Senator, Dr. Frist represented Tennessee for 12 years where he served on both the Finance and HELP committees responsible for writing all health legislation. He served as U.S. Senate Majority Leader from 2003 to 2007. Prior to the Senate, Dr. Frist spent 20 years in clinical medicine, completing surgical training at Harvard’s Massachusetts General Hospital and Stanford, and he subsequently founded the Vanderbilt Multi-Organ Transplant Center. Dr. Frist serves as an adjunct professor of Cardiac Surgery at Vanderbilt University and Clinical Professor of Surgery at Meharry Medical College. His previous board service includes Princeton University, the Smithsonian Institution and the Clinton Bush Haiti Fund. Dr. Frist currently serves as a director of the publicly held companies Select Medical and AECOM, and serves on AECOM’s audit committee. In addition, he serves on the boards of Unitek, Aegis, Aspire, MDSave, Cognosante, Accolade and Devoted Health. He previously served as a director of URS Corporation from November 2009 to 2014, and on the board of Third National Bank from 1990 to 1994. He is chairman of Hope Through Healing Hands, a nonprofit that focuses on maternal and child health, and SCORE, a collaborative K–12 education reform organization. His current board services include the Center for Strategic and International Studies, Robert Wood Johnson Foundation, Kaiser Family Foundation, Harvard Medical School Board of Fellows, Partnership for a Healthier America (campaign to fight childhood obesity) and the Nashville Health Center Care Council. He is a senior fellow at the Bipartisan Policy Center, where he is co-leader of the Health Project. Dr. Frist earned his B.A. from Princeton University and M.D. from Harvard Medical School. Our Board has concluded that Doctor Frist should serve as a director because of his significant directorship experience and his broad experience in the healthcare industry.

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships and Qualifications

Michael Goldstein 2015	76

Mr. Goldstein became a member of our Board in February 2015. Mr. Goldstein was employed by Ernst & Young (and its predecessor firms) from 1963 to 1979, including six years as an audit partner. Mr. Goldstein served as chairman of Toys “R” Us, Inc. from 1998 to 2001, chief executive officer from 1999 to 2000, vice chairman and chief executive officer from 1994 to 1998 and chief financial officer from 1983 to 1994. Mr. Goldstein has been a director of BioScrip, Inc. since 2015. He is chairman of BioScrip’s audit committee and a member of the governance, compliance and nominating committee and corporate strategy committee. Mr. Goldman was also a director and chairman of the audit committee of Pacific Sunwear of California, Inc. from 2004 to 2016. Mr. Goldstein is on the boards of two non-public companies: RiHappy, the largest Brazilian toy retailer; and Bank Leumi-USA. He is also a global senior advisor of Jefferies, Inc. Mr. Goldstein is a board member and former chairman of the board of the 92nd Street Y and serves on the board of Rosie’s Theater Kids. He is chairman of the Northside Center for Child Development. Mr. Goldstein served on the boards of the following public companies within the last five years: Charming Shoppes, Inc. from 2008 to 2012; 4 Kids Entertainment, Inc. from 2002 to 2012 and Medco Health Solutions, Inc. from 2005 to 2012. A magna cum laude graduate of Queens College with a B.S. in economics, Mr. Goldstein was the recipient of the Haskins Gold Medal for achieving the highest score in the CPA examination in the State of New York. Our Board believes Mr. Goldstein is qualified to serve as a director due to his experience and governance leadership roles on the boards of various other public companies, as well as his extensive background in finance, both as an audit partner and as a finance executive and chief executive officer of a large public corporation.

Jason Gorevic 2009	46

Mr. Gorevic has been chief executive officer of Teladoc and a member of our Board since June 2009. Mr. Gorevic is responsible for building a stronger Teladoc for the future and driving growth and innovation that leads to outperformance for our members, clients, partners, employees and shareholders. Under his leadership, Teladoc achieved a compound annual growth rate in revenue of almost 100% from 2013 through 2015, and, in July 2015, priced its initial public offering. Prior to joining Teladoc, Mr. Gorevic worked in various capacities at WellPoint, Inc. (now Anthem Inc.), including president of Empire BlueCross BlueShield and senior vice president and chief marketing and product officer. From 2002 to 2005, Mr. Gorevic was a member of Empire BlueCross BlueShield’s leadership team, as chief sales and marketing officer. From July 2000 to December 2001, Mr. Gorevic served as chief executive officer of Gemfinity, an electronic marketplace and purchasing aggregator that he founded. From July 1999 to July 2000, he served as general manager of business messaging at Mail.com, Inc., a provider of Internet messaging services, and from April 1998 to June 1999, he served as Mail.com’s vice president of operations. From 1993 to 1998, Mr. Gorevic worked at Oxford Health Plans, Inc. and held a variety of positions in marketing, medical management and operations, as well as director of service strategy. Mr. Gorevic earned a B.A. in international relations from the University of Pennsylvania. Our Board has concluded that Mr. Gorevic should serve as a director because of his leadership role with Teladoc and because of his broad experience in the healthcare industry.

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships and Qualifications

Brian McAndrews 2017	59

Mr. McAndrews became a member of our Board in September 2017. As the former chief executive officer, president and chairman of Pandora Media, he has a depth of knowledge in data, analytics and artificial intelligence (“AI”). Mr. McAndrews currently sits on the board of Amplero, a recognized leader in leveraging AI marketing to maximize customer lifetime value and loyalty. He also served as president and CEO of aQuantive, Inc., a top ten global digital marketing services and adtech company that was acquired by Microsoft. Mr. McAndrews has spent a significant portion of his career driving growth and innovation for leading advertising and content companies. For nearly a decade he held positions of increasing responsibility at ABC, Inc., leaving as executive vice president and general manager of ABC Sports. He was named one of “The Power 100” by Billboard Magazine in 2016 and 2015, as well as one of the 30 most influential executives in the advertising, marketing and media world by Adweek in 2008. Mr. McAndrews currently sits on the boards of the publicly held companies The New York Times (since June 2012, currently chairman of the technology and innovation committee) and Grubhub (since April 2014, currently chairman of the board). Previously, he served on these public companies’ boards: Pandora Media, from September 2013 through March 2016; Clearwire, from February 2009 through September 2013; and Fisher Communications, from October 2006 through August 2013. He also sits on the boards of The Wine Group and The United Way of King County. He holds an M.B.A. from Stanford Graduate School of Business and a Bachelor of Arts from Harvard College. Our Board has concluded that Mr. McAndrews should serve as a director because of his experience on the boards of various other public companies, his prior service as CEO of aQuantive, Inc. and his extensive background in the advertising, marketing and media industries.

Thomas G. McKinley 2009	66

Mr. McKinley became a member of our Board in November 2009. Mr. McKinley is a general partner and the west coast representative for Cardinal Partners, a venture-capital firm focused exclusively on healthcare investing. Prior to joining Cardinal, Mr. McKinley was the co-founder and co-managing partner of Partech International. Mr. McKinley has over 35 years of investment experience. Mr. McKinley currently serves on the board of directors of lifeIMAGE, a cloud-based medical imaging sharing platform for hospitals, physicians and patients. In addition, Mr. McKinley is the founding CEO and director of Cardinal Analytx, a software start-up spun out of Stanford University that was created to identify and target high-cost patients for early medical interventions. Mr. McKinley earned an undergraduate degree in economics from Harvard University, an M.S. in accounting from New York University and an M.B.A. from the Stanford University Graduate School of Business. Our Board has concluded that Mr. McKinley should serve as a director because of his significant directorship experience and his broad experience in the healthcare and technology industries.

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships and Qualifications

Arneek Multani 2008	44

Mr. Multani became a member of our Board in 2008. Mr. Multani is a managing director of Trident Capital, and is a co-founder and managing director of Sunstone Partners, where he leads the firm’s healthcare IT practice. Prior to joining Trident in 2002, Mr. Multani was an associate at McCown De Leeuw, a private equity firm specializing in leveraged buy-outs, where he focused on investing in the health and fitness industries. He started his career as an analyst at Morgan Stanley & Co. in the media and telecommunications area of the mergers and acquisitions group. Mr. Multani currently sits on the board of directors of Imagine Health, Onica and ProgenyHealth. His past directorships and observerships include Acclaris, ArroHealth, Datatel, HealthMEDX, Profex and Resolution Health. Mr. Multani earned a B.S. in economics from Wharton School of Business and a B.A.S. in systems engineering from the Moore School of Engineering at the University of Pennsylvania. He earned his M.B.A. from the Stanford University Graduate School of Business. Our Board has concluded that Mr. Multani should serve as a director because of his broad experience in the healthcare industry and his significant core business skills, including financial and strategic planning.

Kenneth H. Paulus 2017	58

Mr. Paulus became a member of our Board in February 2017. From 2009 to 2014, Mr. Paulus was president and CEO of Allina Health, one of the nation’s largest not-for-profit integrated delivery systems. Prior to his appointment as CEO, he served as president and chief operating officer of Allina Health. Before joining Allina, Mr. Paulus was the president and CEO of Atrius Health System, one of the largest integrated physician organizations in New England and a teaching and research affiliate of Harvard Medical School. He also served as the chief operating officer of Boston-based Partners Community Health Care, a teaching affiliate of Harvard Medical School that includes Massachusetts General Hospital and Brigham and Women’s Hospital. Mr. Paulus is an executive advisor at Water Street Healthcare Partners, a private investment firm, and currently serves on the boards of Healthgrades and Breg. Previously he sat on the boards of publicly held companies: Cogentix (2014 and 2015) and Team Health (2015 and 2016). Mr. Paulus received his Master of Healthcare Administration and Management from the University of Minnesota, and a Bachelor of Arts in biology from Augustana College. Our Board has concluded that Mr. Paulus should serve as a director because of his background serving in leadership roles in the healthcare industry.

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships and Qualifications

David Shedlarz 2016	69

Mr. Shedlarz became a member of our Board in September 2016. He is the former vice chairman, executive vice president and chief financial officer of Pfizer, Inc., having had worldwide responsibility for the company’s former Medical Technology Group. During his 31‑year tenure at Pfizer, Mr. Shedlarz played a key role in shaping the strategic direction that drove the company’s impressive growth and helped establish it as an industry leader and innovator. Among his senior leadership roles were that of executive vice president beginning in 1999, and then vice chairman in 2005, serving until his retirement in 2007. Mr. Shedlarz sits on the boards of The Hershey Company and Pitney Bowes Inc. (both public companies), and the Teacher Insurance and Annuity Association. He holds a Master of Business Administration in finance and accounting from New York University, Leonard N. Stern School of Business, and a Bachelor of Science in economics and mathematics from Oakland/Michigan State University. Our Board has concluded that Mr. Shedlarz should serve as a director because of his deep experience in public company finance, his experience as a director of large public companies and his prior service as the chief financial officer of one of the world’s leading pharmaceutical corporations.

David B. Snow, Jr. 2014	63

Mr. Snow became a member of our Board in February 2014; he became chairman of our Board in December 2014. Since February 2014, Mr. Snow has served as chairman and chief executive officer of Cedar Gate Technologies, Inc., a provider of analytic and information technology services to doctor and hospital organizations entering risk-based reimbursement arrangements with insurers. Until April 2012, Mr. Snow was chairman and chief executive officer of Medco Health Solutions, Inc., a Fortune 50 public company and leading pharmacy benefit manager. His current board service includes CareCentrix (since 2014) and Pitney Bowes, Inc. (since 2006, a public company). He formerly served as a director of Medco Health Solutions, Inc. In addition to his experience as the chairman and chief executive officer of a public major (Fortune 50) publicly traded company, Mr. Snow has a strong background in operations, having served in leadership positions at several companies, including WellChoice (Empire Blue Cross Blue Shield) and Oxford Health Plans. Mr. Snow earned a B.S. in economics from Bates College and a master’s degree in health care administration from Duke University. Our Board has concluded that Mr. Snow should serve as a director because of his broad experience in the healthcare industry and his significant core business skills, including financial and strategic planning.

PROPOSAL 3 – ADVISORY VOTE APPROVING THE COMPENSATION OF TELADOC’S NAMED EXECUTIVE OFFICERS

General

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Rule 14a‑21 under the Exchange Act, the Company requests that our stockholders cast a non-binding, advisory vote to approve the compensation of the Company’s named executive officers identified in the section titled “Compensation Discussion and Analysis” set forth below in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.”

Details concerning how we implement our compensation philosophy and structure our compensation programs to meet the objectives of our compensation program are provided in the section titled “Compensation Discussion and Analysis” set forth below in this proxy statement. In particular, we discuss how we design performance-based compensation programs and set compensation targets and other objectives to maintain a close correlation between executive pay and Company performance.

Potential Effects of the Amendment

This vote is merely advisory and will not be binding upon the Company, the Board or the Compensation Committee, nor will it create or imply any change in the duties of the Company, the Board or the Compensation Committee. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation decisions. The Board values constructive dialogue on executive compensation and other significant governance topics with the Company’s stockholders and encourages all stockholders to vote their shares on this important matter.

Vote Required

The affirmative vote of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote thereon is required to approve the compensation of the Company’s named executive officers.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RESOLUTION TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4 – ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES APPROVING EXECUTIVE COMPENSATION OF TELADOC’S NAMED EXECUTIVE OFFICERS

General

In accordance with the Dodd-Frank Act, the Company requests that our stockholders cast a non-binding, advisory vote regarding the frequency with which we should include in future annual proxy statements a stockholder advisory vote to approve the compensation of our named executive officers, similar to Proposal 3 above. By voting on this proposal, stockholders may indicate whether they would prefer that the Company provide for such a stockholder advisory vote at future annual meetings every one year, every two years or every three years.

After careful consideration, the Board determined that providing a stockholder advisory vote to approve the compensation of our named executive officers every year is the most appropriate alternative for the Company at this time. In formulating its recommendation, the Board determined that an annual advisory vote on named executive officer compensation will allow stockholders to provide their direct input on our compensation philosophy, policies and practices as disclosed in this and future proxy statements on a more timely and consistent basis than if the vote were held less frequently. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking regular dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this proposal.

Stockholders of the Company will have the opportunity to specify one of four choices for this proposal on the proxy card: (1) one year;  (2) two years;  (3) three years; or (4) abstain. Stockholders are not voting to approve or disapprove of the Board’s recommendation. Rather, stockholders are being asked to express their preference regarding the frequency of future advisory votes to approve executive compensation. If none of the frequency options receives majority support, the option receiving the greatest number of votes cast will be considered the frequency recommended by the Company’s stockholders.

Vote Required

The affirmative vote of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote thereon is required to approve the frequency of future advisory votes on the compensation of the Company’s named executive officers. The proxy card enables you to vote “ONE YEAR,” “TWO YEARS,” “THREE YEARS” or “ABSTAIN” on Proposal 4.  In the event that no option receives a majority of the votes cast, the Board will consider the option that receives the highest number of votes as the recommended choice of the stockholders.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR A FREQUENCY OF “ONE YEAR” FOR FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 5 – RATIFYING THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accountants retained to audit the Company’s financial statements. In accordance with its charter, the Audit Committee has appointed Ernst & Young LLP to be Teladoc’s independent registered public accounting firm for the year ending December 31, 2018 and has unanimously approved and voted to recommend that the stockholders ratify such appointment.

Ernst & Young LLP audited Teladoc’s annual financial statements for the year ended December 31, 2017. In determining whether to reappoint the independent registered public accountants, the Audit Committee considers the length of time the firm has been engaged, the quality of the discussions with the independent registered public accountants and its annual assessment of the past performance of both the lead audit partner and Ernst & Young LLP. The Audit Committee is responsible for the negotiation of audit fees associated with the Company’s retention of Ernst & Young LLP. Representatives of Ernst & Young LLP will be present at the meeting to respond to appropriate questions and to make a statement if they so desire.

Vote Required For Ratification

The Audit Committee is responsible for selecting Teladoc’s independent registered public accounting firm and neither our Certificate nor our Bylaws require approval or ratification of such selection by our stockholders. The Board believes, however, that submitting the appointment of Ernst & Young LLP to the stockholders for ratification is a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Ratifying the appointment of Ernst & Young LLP as Teladoc’s independent registered public accounting firm requires the affirmative vote of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote thereon.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFYING THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Directors and Executive Officers

The following table sets forth the amount of Teladoc common stock beneficially owned by each director or director-nominee, each named executive officer included in the 2017 Summary Compensation Table on page 39, and all directors, director-nominees and executive officers as a group as of April 6, 2018. Beneficial ownership is determined in accordance with applicable rules of the SEC. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

The address of each individual named in the table below is c/o Teladoc, Inc., 2 Manhattanville Road, Suite 203, Purchase, New York 10577.

Name of Beneficial Owner	Number of Shares	Number of Option Shares (1)		Percent of Class (2)
Ms. Helen Darling	—	17,980	(3)	*
William H. Frist, M.D.	4,500	114,822	(4)	*
Mr. Michael Goldstein	—	35,429	(5)	*
Mr. Jason Gorevic	686,184	803,698	(6)	2.39%
Mr. Mark Hirschhorn	3,753	108,427	(6)	*
Mr. Lewis Levy	—	—		*
Mr. Michael King	61,459	188,270	(6)	*
Mr. Thomas Mawhinney	11,087	42,805	(7)	*
Mr. Brian McAndrews	—	—		*
Mr. Peter McClennen	—	—		*
Mr. Thomas G. McKinley	1,713	42,805	(7)	*
Mr. Arneek Multani	—	42,805	(7)	*
Mr. Peter Nieves	—	—		*
Mr. Kenneth H. Paulus	—	6,855	(6)	*
Mr. David Shedlarz	—	18,214	(8)	*
Mr. David B. Snow, Jr.	93,437	39,048	(9)	*
Mr. Adam Vandervoort	200	16,650	(6)	*
All directors, nominees for director and executive officers as a group (20 persons)	865,434	1,593,601		3.95%

(1)

Reflects the number of shares that could be acquired on April 6, 2018 or within 60 days thereafter through the exercise of stock options and under RSUs. The shares are excluded from the column headed “Number of Shares,” but included in the ownership percentages reported in the column headed “Percent of Class.”

(2)	Based on 62,284,548 shares outstanding on April 6, 2018, and assuming the exercise and issuance of options and RSUs reported in the table, as applicable to the calculation.
(3)	Includes 17,062 shares issuable upon the exercise of stock options and 918 RSUs.
(4)	Includes 113,904 shares issuable upon the exercise of stock options and 918 RSUs.
(5)	Includes 34,511 shares issuable upon the exercise of stock options and 918 RSUs.
(6)	Reflects shares issuable upon the exercise of stock options.
(7)	Includes 41,887 shares issuable upon the exercise of stock options and 918 RSUs.
(8)	Includes 17,296 shares issuable upon the exercise of stock options and 918 RSUs.
(9)	Includes 38,130 shares issuable upon the exercise of stock options and 918 RSUs.

*Represents less than 1% of the outstanding common stock.

Significant Stockholders

The following table lists certain persons known by Teladoc to own beneficially more than 5% of the outstanding shares of Teladoc common stock as of April 6, 2018. Beneficial ownership is determined in accordance with applicable rules of the SEC. Except as set forth below, and to the best knowledge of Teladoc, no other person (or persons acting in concert) owns beneficially more than 5% of Teladoc’s common stock.

	Number of Shares	Percent of Class (1)
Fidelity Management & Research Company (2)	9,075,503	14.57%
BlackRock, Inc. (3)	4,971,297	7.98%
JPMorgan Chase & Co. (4)	4,558,733	7.32%
AllianceBernstein L.P. (5)	4,472,612	7.18%
The Vanguard Group (6)	3,916,577	6.29%
Wellington Management Group LLP (7)	3,365,761	5.40%

(1)	Based on 62,284,548 shares outstanding on April 6, 2018.
(2)

FMR LLC, the parent company of certain investment advisers, filed a Schedule 13G with the SEC on February 13, 2018 to report beneficial ownership of 9,075,503 shares of Teladoc common stock. FMR LLC reports that it has the sole power to dispose of all such shares and has the sole power to vote 388,123 shares. FMR LLC’s business address is 245 Summer Street, Boston, MA 02210. Information regarding beneficial ownership of Teladoc common stock by FMR LLC is included herein in reliance on the aforementioned Schedule 13G.

(3)

BlackRock, Inc. filed a Schedule 13G with the SEC on February 8, 2018 to report beneficial ownership of 4,971,297 shares of Teladoc common stock. BlackRock, Inc. reports that it has sole power to dispose of 4,971,297 shares and to vote 4,873,987 shares. BlackRock, Inc.’s address 55 East 52nd Street, New York, NY 10055. Information regarding beneficial ownership of Teladoc common stock by BlackRock, Inc. is included herein in reliance on the aforementioned Schedule 13G.

(4)

JPMorgan Chase & Co. filed an amended Schedule 13G with the SEC on January 11, 2018 to report beneficial ownership of 4,558,733 shares of Teladoc common stock. JPMorgan Chase & Co. reports that it has the sole power to dispose of 4,557,674 shares and to vote 4,018,481 shares. JPMorgan Chase & Co. reports that it has the shared power to dispose of 1,059 shares. JPMorgan Chase & Co.’s address is 270 Park Avenue, New York, NY 10017. Information regarding beneficial ownership of Teladoc common stock by JPMorgan Chase & Co. is included herein in reliance on the aforementioned Schedule 13G.

(5)

AllianceBernstein L.P. filed a Schedule 13G with the SEC on February 13, 2018 to report beneficial ownership of 4,472,612 shares of Teladoc common stock. AllianceBernstein L.P. reports that it has sole power to dispose of 4,395,740 shares and to vote 4,146,724 shares. AllianceBernstein L.P. reports that it has shared power to dispose of 76,872 shares. AllianceBernstein L.P.’s address 1345 Avenue of the Americas, New York, NY 10105. Information regarding beneficial ownership of Teladoc common stock by AllianceBernstein L.P. is included herein in reliance on the aforementioned Schedule 13G.

(6)

The Vanguard Group filed a Schedule 13G with the SEC on February 9, 2018 to report beneficial ownership of 3,916,577 shares of Teladoc common stock. The Vanguard Group reports that it has shared power to dispose of 103,264 shares and has shared power to vote with respect to 3,200 shares, and sole power to dispose of 3,813,313 shares and has sole power to vote with respect to 105,096 shares. The Vanguard Group’s address is 100 Vanguard Blvd., Malvern, PA 19355. Information regarding beneficial ownership of Teladoc common stock by the Vanguard Group is included herein in reliance on the aforementioned Schedule 13G.

(7)

Wellington Management Group LLP, as parent company of certain holding companies and investment advisers, filed an amended Schedule 13G with the SEC on February 8, 2018 to report beneficial ownership of 3,365,761 shares of Teladoc common stock. Wellington Management Group LLP reports that it has shared power to dispose of

3,365,761 shares and has shared power to vote with respect to 2,284,176 shares, and that its subsidiaries have shared power to dispose of all such shares and has shared power to vote with respect to 2,284,176 shares. Wellington Management Group LLP’s address is 280 Congress Street, Boston, MA 02210. Information regarding beneficial ownership of Teladoc common stock by Wellington Management Group LLP is included herein in reliance on the aforementioned Schedule 13G.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors and certain officers of Teladoc and persons who own more than 10% of Teladoc common stock to file with the SEC initial reports of beneficial ownership (Form 3) and reports of subsequent changes in their beneficial ownership (Form 4 or Form 5) of Teladoc’s common stock. Such directors, officers and greater-than‑10% stockholders are required to furnish Teladoc with copies of the Section 16(a) reports they file. The SEC has established specific due dates for these reports, and Teladoc is required to disclose in this proxy statement any late filings or failures to file.

Based solely upon a review of the copies of the Section 16(a) reports (and any amendments thereto) furnished to Teladoc and written representations from certain reporting persons that no additional reports were required, Teladoc believes that its directors, reporting officers and greater-than‑10% stockholders complied with all these filing requirements for the fiscal year ended December 31, 2017.

EXECUTIVE OFFICERS

Except for Mr. Gorevic, who serves as (and is nominated to continue as) a Teladoc director, set forth below is biographical information about each of our executive officers. For biographical information on Mr. Gorevic, see page 20 of this proxy statement.

Mr. Peter McClennen, 48

President

Mr. McClennen acted as president, Best Doctor’s Division, of Teladoc beginning in July 2017, and became our President on November 1, 2017. From 2015 until joining the Company in 2017, Mr. McClennen was chief executive officer of Best Doctors, where he oversaw the global expansion of Best Doctors’ product portfolio and eventual acquisition by Teladoc. From 2008 to 2015, Mr. McClennen acted as president of dbMotion, Inc., an innovative provider of medical informatics. He has also held senior leadership operations positions at healthcare companies Allscripts Health Solutions, GE Healthcare, Fujifilm Medical Systems and AMICAS Inc. Mr. McClennen holds a bachelor’s degree from the University of Rhode Island.

Michelle Bucaria, 47

Chief Human Resources Officer

Ms. Bucaria became our Chief Human Resources Officer in February 2018. She is responsible for Teladoc’s global employee development and growth strategy. Aligning with the organization’s values and long-term vision, Ms. Bucaria oversees all human resources functions, including talent acquisition, benefits and compensation, performance measurement, and the associated compliance needs. Prior to joining Teladoc, Ms. Bucaria spent 25 years at J.P. Morgan Chase, serving in a variety of executive human resources and recruiting roles in the investment bank and asset management business areas. Ms. Bucaria holds a B.S. in business administration from Boston College’s Carroll School of Management.

Mr. Mark Hirschhorn, 53

Executive Vice President, Chief Operating Officer and Chief Financial Officer

Mr. Hirschhorn became our Executive Vice President and Chief Financial Officer in October 2012, and took on the additional role of being our Chief Operating Officer in September 2016. Mr. Hirschhorn is an experienced senior financial and operations executive who has worked with numerous entrepreneurial ventures in a variety of different market segments. From April 2004 to October 2012, Mr. Hirschhorn served as Executive Vice President and Chief Financial Officer of RCS/Media Monitors, an international software technology company that serves the media and entertainment markets. From 2000 to 2003, Mr. Hirschhorn served as the Chief Financial Officer in a number of technology companies, including BT Radianz. From 1996 to 2000, he spent five years as the Vice President and Global Controller of RSL Communications, a publicly traded multinational telecommunications company, and as Chief Financial Officer of Deltathree Communications, a publicly traded RSL subsidiary and pioneer in VOIP technology. He started his professional career with Deloitte and spent nine years with the firm. Mr. Hirschhorn earned a B.A. from Rutgers University and an M.B.A. from Rutgers Business School. Mr. Hirschhorn is a CPA and a member of the American Institute of Certified Public Accountants.

Lewis Levy, 59

Chief Medical Officer

Dr. Lewis Levy became our Chief Medical Officer in July 2017. Dr. Levy is responsible for leading the Company’s global medical affairs and quality initiatives, as well as overseeing the expansion of Teladoc’s physician network. Dr. Levy previously served as chief medical officer at Best Doctors, where he significantly contributed to the company’s medical standards and reputation for quality care in highly complex, specialized clinical cases. Dr. Levy has more than 25 years of clinical experience as an internist at Harvard Vanguard Medical Associates in Boston, and has had an extensive teaching career at Harvard Medical School and the Brigham and Women’s Hospital. Dr. Levy holds a B.S. from Cornell University, Phi Beta Kappa, and holds a medical degree from the University of Rochester School of

Medicine and Dentistry. He completed his residency in Internal Medicine at the Graduate Hospital of the University of Pennsylvania.

Andrew Turitz, 45

Senior Vice President of Business Development

Mr. Turitz became our Senior Vice President of Business Development in January 2015. He is responsible for identifying, evaluating and executing growth opportunities for Teladoc through partnerships, acquisitions, joint ventures and other third-party relationships. From 2012 through 2015, Mr. Turitz served as Managing Director of Healthagen, a division of Aetna’s health and technology services unit, after serving as Managing Director of Blue Cross Blue Shield Ventures. Mr. Turitz has nearly 15 years of experience in healthcare transactions, including the management of all phases of acquisitions, investments and partnerships—from analysis, diligence and transaction structuring to product integration, go-to-market strategies and operational implementation. Mr. Turitz has advised on mergers and acquisitions transactions for Fortune 500 companies, and led investments in and served on the board of directors for venture-backed companies. He is also an entrepreneur that has launched or joined numerous early-stage businesses. Mr. Turitz holds a B.A. from Stanford University and a M.B.A. from the Kellogg School of Management at Northwestern University.

Mr. Adam C. Vandervoort, 43

Chief Legal Officer and Secretary

Mr. Vandervoort joined Teladoc in February 2015. For more than five years prior to that, he was Corporate Vice President, General Counsel and Secretary of Independence Holding Company, a publicly traded insurance holding company. Mr. Vandervoort is licensed to practice law in the states of California, Connecticut and New York. He holds a J.D. from the University of Pennsylvania Law School and A.M. and A.B. degrees from the University of Chicago.

Stephanie Verstraete, 49

Chief Marketing Officer

Ms. Verstraete became our Chief Marketing Officer in January 2018. Prior to joining Teladoc, Ms. Verstraete served as Chief Marketing Officer of Truveris, a healthcare technology company focused cloud-based data analytics solutions, beginning in 2014. From 2011 to 2014, Ms. Verstraete served as Chief Marketing Officer of Room Key Inc. Ms. Verstraete is responsible for the market positioning of Teladoc’s brand and growing the product portfolio. Prior to joining Teladoc, Ms. Verstraete also held marketing leadership roles at high-profile brands including Match.com, Expedia, Kraft and Frito Lay. Ms. Verstraete holds an International M.B.A. from York University and an Honors Bachelor of Economics from Queens University in Canada.

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers and Overview

In this Compensation Discussion and Analysis, we address our philosophy, programs and processes related to the compensation paid or awarded for 2017 to our named executive officers, including the elements of our compensation program for named executive officers, material compensation decisions made under that program during 2017 and the material factors considered in making those decisions. Our named executive officers for 2017 are:

•	Mr. Jason Gorevic, Chief Executive Officer;
•	Mr. Mark Hirschhorn, Executive Vice President, Chief Operating Officer and Chief Financial Officer;
•	Mr. Peter McClennen, President;
•	Lewis Levy, M.D., Chief Medical Officer;
•	Mr. Adam Vandervoort, Chief Legal Officer;
•	Mr. Peter Nieves, former Chief Revenue Officer; and
•	Mr. Michael King, Chief Growth Officer.

These executive officers are referred to collectively in this Compensation Discussion and Analysis as our “named executive officers.”

The primary objectives of our executive compensation program are to retain key executives, attract new talent and link compensation achievement to business objectives. We believe our 2017 named executive officer compensation demonstrates Teladoc’s commitment to aligning executive pay with corporate performance. This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program and each element of compensation provided. In addition, it explains how and why the Compensation Committee arrived at the specific compensation policies and decisions involving our named executive officers in respect of 2017.

Compensation Philosophy and Objectives

A key objective of our compensation program is to allow us to retain and, as needed, attract qualified executives. We believe that our ability to keep our senior executive team intact is tied to our compensation programs. Additionally, for us to be appropriately positioned to attract new talent as needed, we must be prepared to be, and be perceived as, an employer that offers competitive compensation.

Compensation of each named executive officer is intended to be based on the performance of Teladoc overall and the executive personally. The Compensation Committee has responsibility for establishing and reviewing the compensation of Teladoc’s Chief Executive Officer and for each of the executive officers who reports to him.

In establishing executive officer compensation, the following are among the Compensation Committee’s objectives:

•	attract and retain individuals of superior ability and managerial talent;
•	ensure compensation is aligned with Teladoc’s corporate strategies and business objectives and the long-term interests of Teladoc’s stockholders;
•	enhance incentives to increase Teladoc’s stock price and maximize stockholder value by providing a portion of total compensation in Teladoc equity and equity-related instruments; and

•	promote teamwork while also recognizing the individual role each executive officer plays in Teladoc’s success.

To achieve our compensation objectives, we provide executives with a compensation package consisting primarily of the following fixed and variable elements:

Compensation Element	Compensation Objective
Annual Base Salary	Recognize performance of job responsibilities and attract and retain individuals with superior talent
Annual Cash Bonuses	Provide incentives to attain short-term financial and operational goals
Long-Term Incentive Compensation	Promote the maximization of stockholder value by aligning the interests of employees and stockholders

Determination of Compensation

Role of the Compensation Committee and Executive Officers

Our executive compensation program is administered by the Compensation Committee, which performs its work in consultation with the Board. The compensation of the named executive officers is approved annually by the Compensation Committee, in consultation with the Board. Our Chief Executive Officer (“CEO”) typically provides annual recommendations to the Compensation Committee and discusses with the Compensation Committee the compensation and performance of our executive officers, other than himself. Our CEO bases his recommendations upon his subjective review of the performance of the executive officers, the overall performance of Teladoc against its applicable corporate goals (as described further below in the section entitled “Elements of Compensation––Cash Bonuses”) and his assessment of the officer’s contributions to such performance, internal pay equity considerations, his assessment of the competitiveness of the market for each officer’s services and an annual self-evaluation performed by each named executive officer. The Compensation Committee evaluates any recommended compensation adjustments or awards to executive officers and ultimately determines executive compensation. In order to determine the CEO’s compensation, the Compensation Committee reviews the performance of the CEO and meets in executive session without him (but with our Chief Human Resources Officer) to evaluate the CEO’s performance.

Compensation Consultant

To support the Compensation Committee in fulfilling its duties, the Compensation Committee has retained a third-party compensation consultant to assist with its design and evaluation of compensation for our executive officers and directors. Pursuant to its charter, the Compensation Committee has the sole authority to retain, and replace as needed, compensation consultants to provide independent advice to the Compensation Committee, as well as the sole authority to approve the consultants’ fees and other terms and conditions of retention. During 2017, the Compensation Committee retained Radford to provide executive and director compensation consulting services and provide recommendations for compensation. The Compensation Committee receives advice, data and recommendations from Radford pertaining to the appropriate amount, mix and vesting and other terms for Teladoc’s executive compensation programs as well as peer group and market information that the Compensation Committee uses when determining whether Teladoc’s executive compensation is competitive in the market in which we compete for talent. In addition to the work Radford performs for the Compensation Committee in connection with the Compensation Committee’s annual review of our executive and director compensation practices, Radford will periodically receive requests for information from the Compensation Committee, from our CEO or from our Chief Human Resources Officer pertaining to individual promotions, incentive compensation, potential personnel recruitment, and other such situations in which market compensation insight may benefit Teladoc.

During 2017, Radford did not provide any additional services to Teladoc or to Teladoc’s affiliates other than executive and director compensation consulting services. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Radford and does not believe Radford’s work in 2017 raised a conflict of interest.

Peer Group and Market Data

With the assistance of Radford, the Compensation Committee consults market data to better inform its determination of the key elements of our compensation program in order to develop a compensation program that the Compensation Committee believes enables us to compete effectively for new employees and retain existing employees. In general, this market data consists of compensation information from both broad-based third-party compensation surveys and peer groups. During 2017, the Compensation Committee, based on recommendations of Radford and the additional factors described below, determined to use the following peer group in its review and determination of compensation of the named executive officers:

2U, Inc.	iRhythm Technologies, Inc.
athenahealth, Inc.	LogMeIn, Inc.
benefitfocus, Inc.	Medidata Solutions, Inc.
BioTelemetry, Inc.	New Relic, Inc.
Castlight Health	Okta, Inc.
Cloudera, Inc.	Omnicell, Inc.
Evolent Health, Inc.	Veeva Systems Inc.
HealthEquity, Inc.	Vocera Communications, Inc.
HealthStream, Inc.	WageWorks, Inc.
Hortonworks, Inc.	WebMD Health Corp.

The Compensation Committee selected the companies in the peer group because it believes that these companies compete with us for executive talent and are similar to us in revenue growth rate, market capitalization, industry, and size. The Compensation Committee also determined that the companies in the peer group generally have executive officer positions that are comparable to Teladoc’s in terms of breadth, complexity and scope of responsibilities. The Compensation Committee reviews the peer group annually and removes companies that it no longer believes are comparable, and to the extent applicable, adds new comparable companies that have disclosed public information that the Compensation Committee can use to form comparisons, including compensation paid by companies in our peer group to executives in positions comparable to those held by our executive officers.

The Compensation Committee generally targets total cash compensation for our executive officers for the 50th percentile relative to our peer group and equity-based compensation for up to the 75th percentile relative to our peer group, but does not benchmark any specific compensation measures and retains discretion to make adjustments for a particular executive officer’s individual contribution, professional experience and potential growth. We believe our compensation levels mix are appropriate given our rapid growth and to allow Teladoc to compete effectively for talent while aligning executive officer incentives tightly with those of our stockholders.

Because publicly filed compensation data is generally limited to those of a company’s chief executive officer, chief financial officer and three most highly paid executive officers (other than the chief executive officer and the chief financial officer), the Compensation Committee also utilizes broader market compensation data from Radford, including third-party compensation surveys, in determining the compensation for the named executive officers. The Compensation Committee is not provided with compensation data specific to any individual constituent company in the surveys, other than any overlap between the survey constituent companies and the peer group described above.

While we compete for executive talent to some degree with companies that have revenues significantly in excess of those represented in the surveys and peer group, we believe that the companies represented in the surveys and peer group similarly compete with such larger companies and hence are an appropriate comparison for our market.

Elements of Compensation

Base Salaries

We provide a base salary as a fixed source of compensation for the named executive officers, allowing them a degree of certainty relative to the portion of their variable compensation, which consists of performance bonuses based on achievement of short-term goals and equity awards with values that are generally tied to the price of our common stock. The Compensation Committee recognizes the importance of base salaries as an element of compensation that helps to attract and retain highly qualified executive talent.

Initial base salaries of our executive officers are established through arm’s-length negotiation at the time the individual executive officer is hired, taking into account his or her qualifications, experience, comparable market data and prior salary level. Thereafter, the Compensation Committee generally reviews, and adjusts as necessary, base salaries for each of our executive officers, at a minimum annually. The Compensation Committee generally targets the 50th percentile for executive officer cash compensation relative to Teladoc’s peer group, while retaining discretion to make adjustments as it deems appropriate to create compensation levels necessary to retain our existing named executive officers and to hire new executive officers when and as required.

Additionally, in setting base salary levels, the Compensation Committee considers a range of factors, including:

•	the individual’s anticipated responsibilities and experience, and cash compensation for similarly situated executives at our peer group companies;
•	the Compensation Committee members’ collective experience and knowledge in compensating similarly situated individuals at other companies;
•	the value of the executive officer’s existing equity awards; and
•	a general sense of internal pay equity among Teladoc’s executive officers.

During February of each of 2017 and 2018, based upon and following receipt of the advice of Radford and following the Compensation Committee’s review of data from Radford, and in consultation with the Board, the Compensation Committee adopted certain market-based adjustments to the annual base salaries payable to Messrs. Vandervoort and King, effective as of March 15, 2017, and to all then employed named executive officers effective as of April 1, 2018. In addition, the annual base salaries for Messrs. Levy, Nieves and McClennen were initially established in connection with their commencement of employment with us during 2017. Mr. McClennen received a base salary increase effective November 1, 2017 in connection with his appointment as President. The table below sets forth the annual base salaries during 2017 and 2018 for each named executive officer.

Name	2018 Base Salary ($)	2017 Base Salary (Post‑Increase) ($)	2017 Base Salary (Pre‑Increase) ($)
Jason Gorevic	515,000	500,000	500,000
Mark Hirschhorn	425,500	370,000	370,000
Peter McClennen	451,000	440,000	350,000
Lewis Levy	336,350	310,000	310,000
Adam Vandervoort	334,256	321,400	309,000
Peter Nieves (1)	—	360,000	360,000
Michael King	288,495	282,838	274,600

(1)	Mr. Nieves ceased serving as an employee in October 2017.

Cash Bonuses

To maintain a competitive compensation program, in addition to base salaries, Teladoc also provides compensation in the form of cash bonuses, which are generally targeted (like salaries) at the 50th percentile relative to Teladoc’s peer companies, though the Compensation Committee retains discretion to make adjustments as it deems appropriate, including to provide competitive compensation levels or encourage and reward key employee performance. The named executive officers are eligible to receive a target cash bonus equal to a percentage of their base salary based on, among other factors, achievement of corporate financial goals and operational objectives and subject to the discretion of the Compensation Committee. The Compensation Committee believes that the use of performance-based cash bonuses helps motivate our employees, including the named executive officers, to achieve our short-term financial and operational objectives while making progress towards our longer-term growth and other goals.

The cash bonus program is formula-based and set by the Compensation Committee at the beginning of each year. Each participant’s award is determined by performance against a blend of corporate and individual goals. The Compensation Committee retains discretion to adjust the parameters of the cash bonus program based on such factors as it determines relevant for a given year. No such adjustments were made for 2017.

In 2017, each of our named executive officers was provided with a target cash bonus amount determined as a percentage of such named executive officer’s base salary (“Bonus Target”) and based on individual and corporate performance and job level. For Mr. Gorevic, the Bonus Target was 100% of his base salary, based 100% on corporate performance. For Mr. Hirschhorn, the Bonus Target was 65%, based 70% on corporate performance and 30% individual performance. For Mr. McClennen, the cash bonus in respect of 2017 was negotiated in connection with his appointment as Teladoc’s President and was set at $378,500, based 70% on corporate performance and 30% individual performance. For each of Dr. Levy and Mr. Vandervoort, the Bonus Target was 40%, based 70% on corporate performance and 30% individual performance. For Mr. King, the Bonus Target was 75% and was determined based on a mix of corporate performance, revenue retention and new revenues. Because Mr. Nieves ceased serving as an employee of Teladoc in October 2017, he was not eligible to receive a cash bonus for the 2017 year.

For 2017, the corporate performance component was measured for Teladoc on standalone basis (not including the effects of the Best Doctors acquisition) against financial targets, weighted as follows: 50% annual revenue; 20% adjusted EBITDA; 20% visit volume; and 10% fourth-quarter Adjusted EBITDA. Adjusted EBITDA for this purpose means earnings before interest, taxes, depreciation and amortization, as adjusted by the Compensation Committee to exclude significant non-cash stock compensation expenses and the effects of certain extraordinary or non-recurring events. Our corporate goals for 2017, our results against them were and the percentage of target bonus earned as a result were:

Corporate Goal	2017 Target Level (Standalone)	Actual Level of Achievement	Percentage Earned
Annual Revenue (50%)	$184 million	$186 million	56%
Adjusted EBITDA (20%)	($19.6 million)	($18.2 million)	29%
Visit Volume (20%)	1.427 million	1.458 million	23%
Fourth Quarter Adjusted EBITDA (10%)	Breakeven	$691,277	13%

The individual component of each applicable named executive officer’s award is not based on achievement of any pre-established performance goals. Rather, after the year is complete, the Compensation Committee reviews each named executive officer’s individual performance for 2017 and determines subjectively, after considering the recommendations made by the CEO (other than with respect to his own performance), what the Compensation Committee believes to be the appropriate payment level for the individual component of each named executive’s award.

In February 2018, the Compensation Committee reviewed our performance against our 2017 corporate objectives and each individual named executive officer’s performance against his individual goals and determined to pay our named executive officers the following bonuses for 2017 performance:

Name	2017 Cash Bonus ($)
Jason Gorevic	750,000
Mark Hirschhorn	317,195
Peter McClennen	378,500
Lewis Levy	128,458
Adam Vandervoort	160,224
Peter Nieves (1)	—
Michael King	95,000

(1)	Because Mr. Nieves ceased serving as an employee of Teladoc in October 2017, he was not eligible to receive a cash bonus for the 2017 year.

In addition, during 2017, Mr. Hirschhorn was awarded a special cash bonus of $150,000 for outstanding performance in connection with the acquisition of Best Doctors, and Mr. Vandervoort was awarded a special cash bonus of $75,000 for outstanding performance in connection with his efforts in managing significant regulatory and litigation matters involving Teladoc during 2017.

Equity Awards

We believe that providing long-term incentives in the form of equity awards encourages the named executive officers to take a long-term outlook and provides them with an incentive to manage Teladoc from the perspective of an owner with an equity stake in the business. By providing opportunities for the named executive officers to benefit from future successes in Teladoc through the appreciation of the value of their equity awards, the Compensation Committee believes that equity awards align the named executive officers’ interests and contributions with the long-term interests of Teladoc’s stockholders. In addition, the Compensation Committee believes that offering meaningful equity ownership in Teladoc is helpful in retaining the named executive officers and other key employees. The Compensation Committee generally targets up to the 75th percentile relative to our peer companies in determining initial equity grants upon hire and then annually thereafter, but retains discretion to make adjustments as it deems appropriate, including to provide competitive compensation levels, align the interests of named executive officers with those of stockholders or encourage retention.

Generally, our executive officers are granted equity awards at the time of hire, in the form of stock options, the size and precise terms of which are determined at the time of hire of the individual executive officer, taking into account the anticipated role, his or her qualifications, experience, comparable market data and prior compensation level. The vesting for stock options granted to our executive officers upon hire generally occurs over a four-year period, with 25% of the award vesting in equal annual installments over such four-year period, subject to an executive officer’s continued provision of services to Teladoc through each applicable vesting date.

Annually, the Compensation Committee makes grants of both RSUs and stock options to executive officers as part of their performance evaluations and in consultation with Radford. The vesting for RSUs generally occurs over a three-year period with 33% of the award vesting in equal annual installments over such three-year period, while the vesting for stock options generally occurs over a four-year period, with 25% of the award vesting in equal annual installments over such four-year period, subject, in each case, to an executive officer’s continued provision of services to Teladoc through each applicable vesting dates. The Compensation Committee believes that annual grants of equity in the form of both RSUs, which have value regardless of appreciation in Teladoc’s common stock, and stock options, which have value only if Teladoc’s common stock appreciates after the date of grant, serve to align the interests of executive officers to Teladoc’s stockholders. Our stock options may be intended to qualify as ISOs to the extent permissible under applicable provisions of the Internal Revenue Code. Stock options granted to our named executive officers may be subject to accelerated vesting in certain circumstances, as described below in the section titled “Employment, Severance and Change in Control Arrangements.”

In connection with his appointment as President, in November 2017, Mr. McClennen was granted 226,128 stock options and 50,769 RSUs. The options vest as to 25% of the total number of shares on the first anniversary of the grant date and as to the remaining 75% of the shares in 36 equal monthly installments thereafter, subject to Mr. McClennen’s continued service on the applicable vesting date. The RSUs vest in four equal installments on each of the first four anniversaries of the grant date, subject to Mr. McClennen’s continued service on the applicable vesting date. Additionally, in connection with the acquisition of Best Doctors by Teladoc and Mr. McClennen and Mr. Levy commencing employment with us, Mr. McClennen received 123,320 stock options and 58,824 RSUs and Mr. Levy received 61,600 stock options and 29,412 RSUs. Mr. McClennen’s awards vest in two equal annual installments on each of the first two anniversaries of the grant date.  Mr. Levy’s stock option award vests as to 25% of the total shares underlying the option on the first anniversary of the grant date and in equal monthly installments over the ensuing 36 months, while his RSU award vests in four equal annual installments on each of the first four anniversaries of the grant date. The size of the equity awards granted to Mr. McClennen during 2017 was negotiated in connection with his commencing employment and subsequent appointment as Teladoc’s President, and the size of the size of the equity awards granted to Mr. Levy in 2017 was determined based on the Compensation Committee’s analysis of the factors described above.

The table below sets forth the stock options and RSUs granted to our other named executive officers during 2017. The size of the equity awards granted to these named executive officers was determined based on the Compensation Committee’s analysis of the factors described above. The stock options were granted with an per-share exercise price equal to the fair market value of a share of Teladoc’s common stock. The stock options and RSUs were generally subject to our typical vesting schedule described above.

Name	Number of Stock Options Granted in 2017	Number of RSUs Granted in 2017
Jason Gorevic	404,600	50,000
Mark Hirschhorn	170,820	19,170
Adam Vandervoort	69,443	12,356
Peter Nieves	400,000	—
Michael King	95,115	10,710

Retirement, Health, Welfare and Additional Benefits

Our named executive officers are eligible to participate in our employee benefit plans and programs, including medical and dental benefits, flexible spending accounts and short- and long-term disability and life insurance, to the same extent as our other full time employees, subject to the terms and eligibility requirements of those plans, except that we pay the full cost of the healthcare coverage for our named executive officers. We also sponsor a 401(k) defined contribution plan in which our named executive officers may participate, subject to limits imposed by the Code, to the same extent as our other full-time employees. Currently, we match 100% of contributions made by participants in the 401(k) plan up to 4% of eligible annual compensation. All matching contributions are fully vested when made.

Employment Agreements

We consider maintenance of a strong management team essential to our success. To that end, Teladoc recognizes that the uncertainty which may exist among management with respect to their “at-will” employment with us could result in the departure or distraction of management personnel to our detriment. Accordingly, our Board and the Compensation Committee have determined that severance arrangements are appropriate to encourage the continued attention and dedication of certain members of our management team and to allow them to focus on the value to stockholders of strategic alternatives without concern for the impact on their continued employment. Each of our named executive officers has entered into an employment agreement or executive severance agreement that entitles the named executive officer to severance payments and benefits in the event of certain terminations of employment or upon a change in control of Teladoc. These agreements are described below under “—Potential Payments upon Termination or Change in Control.”

Tax Implications

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), generally limits the tax deductibility of compensation paid by a public corporation to its chief executive officer and certain other highly compensated executive officers to $1 million in the year the compensation becomes taxable to the executive. Exemptions from Section 162(m)’s deduction limit for performance-based compensation and for the chief financial officer’s compensation that applied in tax years ending in 2017 and earlier have been repealed, such that compensation paid to our executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)’s exemptions from the deduction limit, it is uncertain whether compensation that is intended to be structured as performance-based compensation under Section 162(m) will be deductible in future years.

The Compensation Committee intends to maintain an approach to executive compensation that strongly links pay to performance. In addition, while the Compensation Committee has not adopted a formal policy regarding tax deductibility of compensation paid to our named executive officers, the Compensation Committee will consider tax deductibility under Section 162(m) as a factor in compensation structure to the extent applicable. We may from time to time pay compensation or grant equity awards to our executive officers, however, that may not be deductible when, for example, we believe that such compensation is appropriate and in the best interests of our stockholders, after taking into consideration changing business conditions and/or the executive officer’s performance.

Stockholder Outreach and “Say-on-Pay” Advisory Vote

The Compensation Committee and Board value the information obtained through our stockholder outreach efforts. During 2017, we solicited feedback on our executive compensation program, corporate responsibility, corporate governance and other significant issues during earnings and other calls and investor presentation events. We were an “emerging growth company” throughout 2017 and did not conduct a stockholder advisory vote on executive compensation.

Stock Ownership Guidelines

Teladoc encourages its executive officers and directors to purchase shares of Teladoc’s common stock and to maintain a minimum ownership level during his or her tenure to foster alignment with our investing stockholders. To reinforce this objective, in early 2017 we adopted minimum stock ownership guidelines for our Chief Executive Officer, our Chief Operating Officer, certain other executive officers and all of our non-management directors. Pursuant to those guidelines, our Chief Executive Officer, our Chief Operating Officer and certain other executive officers must hold a number of shares of Teladoc’s common stock equal to three, two and one times such executive officer’s base salary, respectively, and our non-management directors must hold a number of shares of Teladoc’s common stock equal to three times the annual cash retainer paid to such non-management directors for board service. Our executive officers and non-management directors subject to the ownership guidelines must be in compliance with this policy by the later of February 23, 2022 or five years after they become an executive officer or non-management director of Teladoc, as applicable.

Insider Trading Policy

We maintain an Insider Trading Compliance Policy that applies to all securities issued by Teladoc. Company officers, directors and employees are prohibited from engaging in hedging transactions, including purchasing Teladoc stock on margin or engaging in transactions in puts, calls or other derivative securities designed to hedge or offset any decrease in the market value of Teladoc’s equity securities.

Compensation Committee Report

The Compensation Committee has reviewed the above Compensation Discussion and Analysis with management. Based on such review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Mr. Thomas McKinley (Chairman)

Mr. Brian McAndrews

Mr. Arneek Multani

Mr. David Shedlarz

Mr. David B. Snow

EXECUTIVE COMPENSATION

2017 Summary Compensation Table

The following table lists the annual compensation for Teladoc’s Chief Executive Officer, Chief Financial Officer, its three other most-highly compensated serving as executive officers as of December 31, 2017 and two other persons who were executive officers during 2017 and would have been among the three most-highly compensated had they been serving as executive officers on December 31, 2017.

Name and Principal Position		Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Mr. Jason Gorevic		2017	500,000	—	1,525,000	4,293,406	750,000	36,036	(4)	7,104,442
Chief Executive Officer		2016	500,000	—	—	2,668,669	400,000	37,902		3,606,571
		2015	425,000	—	—	—	510,000	37,672		972,672

Mr. Mark Hirschhorn		2017	370,000	263,492	584,685	1,813,127	203,704	36,036	(5)	3,271,044
EVP, COO and CFO		2016	350,435	—	—	819,776	—	37,902		1,208,113
		2015	335,000	100,000	—	—	300,495	37,672		773,167

Mr. Peter McClennen	(6)	2017	175,417	—	3,735,304	5,411,643	378,500	3,968	(7)	9,704,832
President

Lewis Levy, M.D.	(8)	2017	142,083	20,631	1,042,655	1,037,423	107,827	2,528	(9)	2,353,147
Chief Medical Officer

Mr. Adam Vandervoort		2017	318,270	126,334	388,221	737,222	108,890	25,236	(10)	1,704,173
Chief Legal Officer		2016	309,000	—	—	243,051	101,846	25,236		679,133
		2015	300,000	—	—	716,552	159,960	20,467		1,196,979

Mr. Peter Nieves		2017	228,462	—	—	4,042,156	—	86,437	(11)	4,357,055
Chief Revenue Officer

Mr. Michael King	(12)	2017	280,779	—	326,655	1,009,730	95,000	23,506	(13)	1,735,670
Chief Growth Officer		2016	274,600	—	—	473,281	95,625	28,089		871,595

(1)

Represents the portion of annual cash bonuses earned in respect of individual performance during 2017 and, for Messrs. Hirschhorn and Vandervoort, also includes the discretionary cash bonuses awarded for outstanding performance during 2017. For more information, please see the section entitled “Compensation Discussion & Analysis––Elements of Compensation––Cash Bonuses.”

(2)

Represents the aggregate grant date fair value of stock and options awards, respectively, granted during the year referenced, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. For additional information about these awards, please see Note 12 to Teladoc’s audited consolidated financial statements included in Teladoc’s Annual Report on Form 10‑K for the year ended December 31, 2017, that was filed with the SEC on February 27, 2018.

(3)	Amounts listed were earned under our annual cash incentive program.
(4)	Includes company matching contributions to Mr. Gorevic’s 401(k) plan account of $10,800 and company-paid health insurance premiums on Mr. Gorevic’s behalf of $25,236.
(5)	Includes company matching contributions to Mr. Hirschhorn’s 401(k) plan account of $10,800 and company-paid health insurance premiums on Mr. Hirschhorn’s behalf of $25,236.
(6)	Mr. McClennen joined Teladoc on July 14, 2017.
(7)	Includes company matching contributions to Mr. McClennen’s 401(k) plan account of $3,968.
(8)	Mr. Levy joined Teladoc on July 14, 2017.

(9)	Includes company matching contributions to Mr. Levy’s 401(k) plan account of $2,528.
(10)	Includes company-paid health insurance premiums on Mr. Vandervoort’s behalf of $25,236.
(11)

Mr. Nieves served as Teladoc’s Chief Revenue Officer from March 13, 2017 through October 31, 2017. Includes cash severance payments of $60,000 and $5,061 in the cost of continued medical, dental or vision coverage pursuant to COBRA paid in connection with Mr. Nieves’s termination of employment, company matching contributions to Mr. Nieves’s 401(k) plan account of $6,655 and company-paid health insurance premiums on Mr. Nieves’s behalf of $14,721.

(12)

Mr. King, Teladoc’s Chief Growth Officer, remained employed with Teladoc through 2017 but ceased to be an executive officer on November 1, 2017. Amounts reported for him represent the full year of his service.

(13)	Includes company matching contributions to Mr. King’s 401(k) plan account of $10,800 and company-paid health insurance premiums on Mr. King’s behalf of $12,706.

2017 Grants of Plan-Based Awards

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair value of Stock and Option
				Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Incentive Plan (1)	Grant Date		($)	($)	($)	($)	(#)	($/Sh)	($)
Jason Gorevic	Incentive Award Plan	3/3/2017	(2)					404,600	22.30	4,293,406
	Incentive Award Plan	5/25/2017	(3)				50,000			1,525,000
	Bonus Plan				500,000
Mark Hirschhorn	Incentive Award Plan	3/3/2017	(2)					170,820	22.30	1,813,127
	Incentive Award Plan	5/25/2017	(3)				19,170			584,685
	Bonus Plan				240,500
Peter McClennen	Inducement Plan	7/14/2017	(4)					123,320	35.45	1,992,462
	Inducement Plan	7/14/2017	(4)				58,824			2,085,311
	Incentive Award Plan	11/3/2017	(2)					226,128	32.50	3,419,181
	Incentive Award Plan	11/3/2017	(5)				50,769			1,649,993
	Bonus Plan				378,500
Lewis Levy, M.D.	Inducement Plan	7/14/2017	(2)					61,600	35.45	1,037,423
	Inducement Plan	7/14/2017	(5)				29,412			1,042,655
	Bonus Plan				124,000
Adam Vandervoort	Incentive Award Plan	3/3/2017	(2)					69,443	22.30	737,222
	Incentive Award Plan	5/25/2017	(3)				7,811			238,236
	Incentive Award Plan	6/14/2017	(5)				4,545			149,985
	Bonus Plan				128,560
Peter Nieves	Inducement Plan	3/13/2017	(2)					400,000	21.15	4,042,156
Michael King	Incentive Award Plan	3/3/2017	(2)					95,115	22.30	1,009,730
	Incentive Award Plan	5/25/2017	(3)				10,710			326,655
	Bonus Plan				212,129

(1)	The award was granted under the Incentive Award Plan, the Inducement Plan or Teladoc’s annual cash bonus program (the “Bonus Plan”), as indicated in this column.
(2)

The option vests as to 25% of the total shares underlying the option on the first anniversary of the grant date and in equal monthly installments over the ensuing 36 months, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”

(3)

The award vests in four equal annual installments, the first such installment occurring on March 3, 2018, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”

(4)

The award vests in two equal annual installments on each of the first two anniversaries of the grant date, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”

(5)

The award vests in four equal annual installments on each of the first four anniversaries of the grant date, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”

Outstanding Equity Awards at 2017 Fiscal Year-End

	Option Awards						Stock Awards
Name	Grant Date		Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Jason Gorevic	3/3/2017	(1)	—	404,600	22.30	3/3/2027
	5/25/2017	(2)					50,000	1,742,500
	3/7/2016	(1)	175,000	225,000	12.21	3/7/2026
	12/22/2014	(1)	116,640	38,879	6.01	12/22/2024
	12/11/2013		89,606	—	1.67	12/11/2023
	12/11/2013		89,606	—	1.67	12/11/2023
	4/16/2012		150,026	—	1.07	4/16/2022
Mark Hirschhorn	3/3/2017	(1)	—	170,820	22.30	3/3/2027
	5/25/2017	(2)					19,170	668,075
	9/16/2016	(3)	—	40,000	18.98	9/16/2026
	3/7/2016	(3)	—	147,900	12.21	3/7/2026
	12/22/2014	(4)	54,834	54,820	6.01	12/22/2024
	9/10/2014	(5)	18,456	14,354	6.01	9/10/2024
	12/11/2013	(6)	—	6,508	1.67	12/11/2023
	12/11/2013	(6)	11,522	12,520	1.67	12/11/2023
Peter McClennen	7/14/2017	(7)	—	123,320	35.45	7/14/2027
	7/14/2017	(7)					58,824	2,050,016
	11/3/2017	(1)	—	226,128	32.50	11/3/2027
	11/3/2017	(8)					50,769	1,769,300
Lewis Levy, M.D.	7/14/2017	(1)	—	61,600	35.45	7/14/2027
	7/14/2017	(8)					29,412	1,025,008
Adam Vandervoort	3/3/2017	(1)	—	69,443	22.30	3/3/2027
	5/25/2017	(2)					7,811	272,213
	6/14/2017	(8)					4,545	158,393
	3/7/2016	(1)	3,654	24,666	12.21	3/7/2026
	5/29/2015	(1)	2,279	7,746	9.60	5/29/2025
	2/25/2015	(1)	13,670	38,276	8.71	2/25/2025
Peter Nieves	3/13/2017		108,333	—	21.15	1/30/2018
Michael King	3/3/2017	(1)	—	95,115	22.30	3/3/2027
	5/25/2017	(2)					10,710	373,244
	3/7/2016	(1)	37,341	48,009	12.21	3/7/2026
	12/22/2014	(1)	46,959	15,647	6.01	12/22/2024
	12/11/2013		15,142	—	1.67	12/11/2023
	12/11/2013		11,599	—	1.67	12/11/2023
	4/16/2013		29,785	—	1.07	4/16/2023

(1)

The option vests as to 25% of the total shares underlying the option on the first anniversary of the grant date and in equal monthly installments over the ensuing 36 months, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”

(2)

The award vests in four equal annual installments, the first such installment occurring on March 3, 2018, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”

(3)

The option vests as to 25% of the total shares underlying the option on the second anniversary of the grant date and in equal monthly installments over the ensuing 36 months, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”

(4)

The option vests as to 25% of the total shares underlying the option on the first anniversary of the grant date, as to 25% of the total shares underlying the option in equal monthly installments over the ensuing 12 months, and as to 50% of the total shares underlying the option in 24 equal monthly installments commencing on January 22, 2018, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”

(5)

The option vests as to 25% of the total shares underlying the option on the first anniversary of the grant date and as to the remainder, in 36 equal monthly installments, with such installments commencing on October 10, 2014 and ending on September 10, 2018, with no such installments vesting between January 1, 2017 and January 1, 2018, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”

(6)

The option vests as to 25% of the total shares underlying the option on January 1, 2016 and as to the remainder, in 36 equal monthly installments, with such installments commencing on February 1, 2016 and ending on September 10, 2021, with no such installments vesting between January 1, 2017 and January 1, 2018, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”

(7)

The award vests in two equal annual installments on each of the first two anniversaries of the grant date, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”

(8)

The award vests in four equal annual installments on each of the first four anniversaries of the grant date, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”

(11)

The option vests in 48 equal monthly installments, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”

Option Exercises and Stock Vested in 2017

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Jason Gorevic	95,000	2,805,559
Mark Hirschhorn	34,316	1,167,509
Peter McClennen	—	—
Lewis Levy, M.D.	—	—
Adam Vandervoort	53,806	1,135,799
Peter Nieves	—	—
Michael King	46,376	1,551,870

2017 Pension Benefits

None of our named executive officers participated in any defined benefit pension plans in 2017.

2017 Nonqualified Deferred Compensation

None of our named executive officers participated in any non-qualified deferred compensation plans in 2017.

Potential Payments upon Termination or Change in Control

We maintain compensation and benefit plans and arrangements that provide payment of compensation to our named executive officers in the event of certain terminations of employment or a change in control of Teladoc. The amount of compensation payable to each named executive officer in these situations is described below.

Employment, Severance and Change in Control Arrangements

Each of our named executive officers has entered into an employment or severance agreement that entitles the named executive officer to severance payments and benefits in the event of certain terminations of employment or upon a change in control of Teladoc.

Jason Gorevic

Our employment agreement with Mr. Gorevic is for an unspecified term and entitles him to an annual target bonus opportunity of 100% of his annual base salary. In addition, Mr. Gorevic is eligible to earn a potential bonus for over-performance of at least 150% of his annual base salary.

In the event Mr. Gorevic is terminated by us without cause or he resigns for good reason, subject to his timely executing a release of claims in our favor, he is entitled to receive: (i) 18 months of continued base salary and life insurance; (ii) up to 18 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iii) a  pro rata portion of the bonus he would have earned for the year of termination; and (iv) accelerated vesting of time-based equity awards scheduled to vest within 12 months following the date of termination and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are satisfied during that 12‑month period. If the termination occurs within 12 months following a change in control, subject to his timely executing a release of claims in our favor, Mr. Gorevic is entitled to receive the following in lieu of the severance benefits described in the previous sentence: (i) a lump-sum payment equal to 150% of his base salary plus target bonus opportunity; (ii) 18 months of continued life insurance; (iii) up to 18 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iv) a  pro rata portion of the bonus he would have earned for the year of termination; and (v) accelerated vesting of his time-based equity awards and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are thereafter satisfied.

Mr. Gorevic’s employment agreement contains restrictive covenants pursuant to which Mr. Gorevic has agreed to refrain from competing with us or soliciting our employees or customers for a period of 18 months following his termination of employment, provided that Mr. Gorevic may perform services for competitors with multiple lines of business if he (i) does not participate in any material respect in the competing business and, (ii) if multiple lines of business report to Mr. Gorevic, any competing business lines account for less than 15% of the net revenue over the prior year for the business lines reporting to him.

For purposes of Mr. Gorevic’s employment agreement:

•

“Cause” generally means, subject to certain notice requirements and cure rights, Mr. Gorevic’s (i) breach of his duty of loyalty or his willful breach of his duty of care to us; (ii) material failure or refusal to comply with reasonable written policies, standards and regulations established by the Board; (iii) commission of a felony, an act of theft, embezzlement or misappropriation of our funds or property of material value or an act of fraud involving us; (iv) willful misconduct or gross negligence which causes or reasonably could cause material harm to our standing, condition or reputation; (v) material violation of our code of ethics or written policies concerning harassment or discrimination; or (vi) material breach of his confidentiality agreement with us or a material provision of his employment agreement.

•

“Good reason” generally means, subject to certain notice requirements and cure rights, (i) a material reduction in the aggregate amount of Mr. Gorevic’s base salary and target bonus without his consent (except for a reduction applicable to the management team generally); (ii) a material reduction in his overall responsibilities or authority, or scope of duties; (iii) removal from the Board; (iv) a requirement that he relocate his residence outside of Rye, New York or relocate his principal place of employment outside of the New York City metropolitan area; or (v) our material breach of the employment agreement.

Mark Hirschhorn and Michael King

Our employment agreements with Messrs. Hirschhorn and King are for unspecified terms. Mr. Hirschhorn is entitled to an annual target bonus opportunity in an amount determined by the Board or the Compensation Committee in its discretion. Mr. King was entitled to an annual target bonus opportunity of 75% of his annual base salary. Mr. King is also entitled to receive an additional bonus in excess of his target bonus upon the attainment of certain “stretch” or “enhanced” performance objectives established by the Compensation Committee.

In the event either of Messrs. Hirschhorn or King is terminated by us without cause or he resigns for good reason, subject to his timely executing a release of claims in our favor, he is entitled to receive: (i) 12 months of continued base salary and life insurance; (ii) up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; and (iii) accelerated vesting of time-based equity awards scheduled to vest within six months following the date of termination and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are satisfied during that six-month period. If either of Messrs. Hirschhorn’s or King’s termination occurs within 12 months following a change in control, subject to his timely executing a release of claims in our favor, he is entitled to receive the following in lieu of the severance benefits described in the previous sentence: (i) a lump-sum payment equal to his base salary plus target bonus opportunity; (ii) 12 months of continued life insurance; (iii) up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iv) a  pro rata portion of the bonus he would have earned for the year of termination; and (v) accelerated vesting of his time-based equity awards and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are thereafter satisfied.

The employment agreements contain restrictive covenants pursuant to which each of Mr. Hirschhorn and Mr. King has agreed to refrain from competing with us or soliciting our employees or customers following his termination of employment for a period of 12 months.

For purposes of the employment agreements, “cause” has the same meaning as in Mr. Gorevic’s employment agreement.

“Good reason” generally means, with respect to Mr. King, subject to certain notice requirements and cure rights, (i) a material reduction in the aggregate amount of his base salary and target bonus without his consent (except for a reduction applicable to the management team generally); (ii) a material reduction in his overall responsibilities or authority, or scope of duties, except following a change in control in certain circumstances; (iii) a requirement that he relocate his principal place of employment outside of the New York City metropolitan area; or (iv) our material breach of the employment agreement.

“Good reason” generally means, with respect to Mr. Hirschhorn, subject to certain notice requirements and cure rights, (i) a material reduction in the aggregate amount of his base salary (except for a reduction applicable to the management team generally); (ii) a material reduction in his overall responsibilities or authority, or scope of duties; (iii) a requirement that he relocate his principal place of employment outside of the New York City metropolitan area; or (iv) our material breach of the employment agreement. Any change or action or inaction incident to a future separation of the roles of Chief Operating Officer and Chief Financial Officer in which Mr. Hirschhorn retains either such title and attendant responsibilities does not constitute “Good reason” for purposes of his employment agreement.

Peter McClennen, Adam Vandervoort and Lewis Levy

We have entered into executive severance agreements with Peter McClennen, Adam Vandervoort and Lewis Levy. In the event that Messrs. McClennen, Vandervoort and Levy is terminated by us without cause or he resigns for good reason, subject to his timely executing a release of claims in our favor, he is entitled to receive: (i) six months (or, for Mr. McClennen, 12 months) of continued base salary; (ii) up to six months (or, for Mr. McClennen, 12 months) of continued medical, dental or vision coverage pursuant to COBRA, if elected; and (iii) for Messrs. McClennen and Levy, accelerated vesting of his time-based equity awards that were scheduled to vest in the following six months and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are satisfied during that six-month period.

If either of Messrs. Vandervoort’s or Levy’s termination occurs within 12 months following a change in control, subject to his timely executing a release of claims in our favor, he is entitled to receive the following in lieu of the severance benefits described in the previous sentence: (i) nine months of continued base salary; (ii) up to nine months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iii) a lump-sum payment equal to 75% of the target bonus payment for the year of termination; and (iv) accelerated vesting of his time-based equity awards and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are thereafter satisfied.

If Mr. McClennen’s termination occurs within 12 months following a change in control, subject to his timely executing a release of claims in our favor, he is entitled to receive the following in lieu of the severance benefits described above: (i) 12 months of continued base salary; (ii) up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iii) a lump-sum payment equal to 100% of the target bonus payment for the year of termination, (iv) a  pro rata portion of the bonus he would have earned for the year of termination and (v) accelerated vesting of his time-based equity awards and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are thereafter satisfied.

The executive severance agreements contain restrictive covenants pursuant to which each of Messrs. McClennen, Vandervoort and Levy has agreed to refrain from competing with us or soliciting our employees or customers following his termination of employment for a period of 12 months.

For purposes of the employment agreements, “cause” has the same meaning as in Mr. Gorevic’s employment agreement.

“Good reason” generally means, subject to certain notice requirements and cure rights, (i) a material reduction in the aggregate amount of his base salary and target bonus without his consent (except for a reduction applicable to the management team generally); (ii) a material reduction in his overall responsibilities or authority, or scope of duties, except following a change in control in certain circumstances; (iii) a requirement that he relocate his principal place of employment to a location that is more than 75 miles from the location immediately prior to such change; or (iv) a failure to obtain a successor in a change in control to assume the agreement.

Peter Nieves

We entered into an executive severance agreement with Peter Nieves in March 2017 when he commenced employment with us. Under this agreement, upon his termination by us without cause or his resignation for good reason not in connection with a change in control, subject to his timely executing a release of claims in our favor, Mr. Nieves was entitled to receive: (i) 12 months of continued base salary; (ii) up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; and (iii) accelerated vesting of his time-based equity awards that were scheduled to vest in the six months following the date of termination and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are satisfied during that six-month period. For purposes of the severance agreement, “cause” and “good reason” had the same meaning as in the executive severance agreements that we entered into with Messrs. McClennen, Vandervoort and Levy. The executive severance agreement also contained restrictive covenants pursuant to which Mr. Nieves agreed to refrain from competing with us or soliciting our employees or customers following his termination of employment for a period of 12 months.  Mr. Nieves’s employment with us terminated in October 2017, and he became entitled to the severance payments and benefits provided under his executive severance agreement.

Quantification of Potential Payments upon Termination or a Change in Control

The following table shows potential payments to our named executive officers other than Mr. Nieves under the various severance and other arrangements and agreements that were in effect on December 31, 2017 for various scenarios involving a change in control or termination of employment, assuming a December 31, 2017 termination or transaction date and, where applicable, using the closing price of our Common Stock of $34.85 (as reported on the New York Stock Exchange as of December 29, 2017). For Mr. Nieves, the table shows the potential payments to him in connection with his termination in October 2017.

Form of Payment
Name/Triggering Event	Cash Severance ($) (1)	Benefit Continuation ($)	Life Insurance ($)	Equity Awards ($) (2)		Total($)

Jason Gorevic (3)
Involuntary Termination	1,500,000	45,548	300	6,042,396		7,588,244
Termination after Change in Control	2,625,000	45,548	300	13,035,500		15,706,348
Mark Hirschhorn (4)
Involuntary Termination	370,000	30,365	300	2,596,484		2,997,149
Termination after Change in Control	927,695	30,365	300	9,421,449		10,379,809
Peter McClennen (5)
Involuntary Termination	451,000	30,365	300	—		481,665
Termination after Change in Control	1,208,000	30,365	300	4,350,717		5,589,382
Lewis Levy, M.D. (6)
Involuntary Termination	168,175	13,002	300	—		181,477
Termination after Change in Control	353,168	19,504	300	1,025,008		1,397,980
Adam Vandervoort (6)
Involuntary Termination	167,128	15,183	300	—		182,611
Termination after Change in Control	350,969	22,774	300	3,056,676		3,430,719
Michael King (4)
Involuntary Termination	288,495	19,226	300	933,577		1,241,599
Termination after Change in Control	599,866	19,226	300	3,105,120		3,724,512
Peter Nieves (7)
Involuntary Termination	360,000	30,365	—	1,649,106	(8)	2,039,471

(1)

Because this table assumes the given event occurred on December 31, 2017, the prorated amounts shown in this column reflect the full 2017 bonuses. Actual bonus payments in the given circumstances would be prorated based on the portion of the year elapsed on date the event occurred.

(2)

For stock options, other than for Mr. Nieves, reflects the excess of the market price of $34.85 of our Common Stock on December 31, 2017 over the exercise price of the stock option, multiplied by the number of unvested shares which vest upon the given event. For RSUs, other than for Mr. Nieves, reflects the market price of $34.85 of our Common Stock on December 31, 2017 multiplied by the number of unvested shares which vest upon the given event.

(3)

In the event Mr. Gorevic is terminated by us without cause or he resigns for good reason, subject to his timely executing a release of claims in our favor, he is entitled to receive: (i) 18 months of continued base salary and life insurance; (ii) up to 18 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iii) a pro rata portion of the bonus he would have earned for the year of termination; and (iv) accelerated vesting of time-based equity awards scheduled to vest within 12 months following the date of termination and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are satisfied during that 12‑month period. If the termination occurs within 12 months following a change in control, subject to his timely executing a release of claims in our favor, Mr. Gorevic is entitled to receive the following in lieu of the severance benefits described in the previous sentence: (i) a lump-sum payment equal to 150% of his base salary plus target bonus opportunity; (ii) 18 months of continued life insurance; (iii) up to

18 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iv) a pro rata portion of the bonus he would have earned for the year of termination; and (v) accelerated vesting of his time-based equity awards and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are thereafter satisfied.

(4)

In the event either of Messrs. Hirschhorn or King is terminated by us without cause or he resigns for good reason, subject to his timely executing a release of claims in our favor, he is entitled to receive: (i) 12 months of continued base salary and life insurance; (ii) up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; and (iii) accelerated vesting of time-based equity awards scheduled to vest within six months following the date of termination and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are satisfied during that six-month period. If either of Messrs. Hirschhorn’s or King’s termination occurs within 12 months following a change in control, subject to his timely executing a release of claims in our favor, he is entitled to receive the following in lieu of the severance benefits described in the previous sentence: (i) a lump-sum payment equal to his base salary plus target bonus opportunity; (ii) 12 months of continued life insurance; (iii) up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iv) a pro rata portion of the bonus he would have earned for the year of termination; and (v) accelerated vesting of his time-based equity awards and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are thereafter satisfied.

(5)

In the event that Mr. McClennen is terminated by us without cause or he resigns for good reason, subject to his timely executing a release of claims in our favor, he is entitled to receive: (i) 12 months of continued base salary; (ii) up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iii) any earned but unpaid bonus for the year prior to the year of termination; and (iv) accelerated vesting of his time-based equity awards that were scheduled to vest in the following six months and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are satisfied during that six-month period. If Mr. McClennen termination occurs within 12 months following a change in control, subject to his timely executing a release of claims in our favor, he is entitled to receive the following in lieu of the severance benefits described in the previous sentence: (i) 12 months of continued base salary; (ii) up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iii) any earned but unpaid bonus for the year prior to the year of termination; (iv) a lump-sum payment equal to 100% of the target bonus payment for the year of termination, (v) a pro rata portion of the bonus he would have earned for the year of termination and (v) accelerated vesting of his time-based equity awards and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are thereafter satisfied.

(6)

In the event that either of Messrs. Vandervoort and Levy is terminated by us without cause or he resigns for good reason, subject to his timely executing a release of claims in our favor, he is entitled to receive: (i) six months of continued base salary; (ii) up to six months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iii) any earned but unpaid bonus for the year prior to the year of termination; and (iv) for Mr. Levy, accelerated vesting of his time-based equity awards that were scheduled to vest in the following six months and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are satisfied during that six-month period. If either of Messrs. Vandervoort’s or Levy’s termination occurs within 12 months following a change in control, subject to his timely executing a release of claims in our favor, he is entitled to receive the following in lieu of the severance benefits described in the previous sentence: (i) nine months of continued base salary; (ii) up to nine months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iii) a lump-sum payment equal to 75% of the target bonus payment for the year of termination; and (iv) accelerated vesting of his time-based equity awards and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are thereafter satisfied.

(7)	Represents amounts payable to Mr. Nieves as a result of the termination of his employment with us in October 2017.
(8)

For stock options, reflects the excess of the market price of $33.05 of our Common Stock on the date of Mr. Nieves’s termination of employment over the exercise price of the stock option, multiplied by the number of unvested shares which vested in connection with his termination. For RSUs, reflects the market price of $33.05 of our Common Stock on the date of Mr. Nieves’s termination of employment multiplied by the number of unvested shares which vested in connection with his termination.

Compensation Risk Assessment

Management has conducted a risk assessment of our compensation plans and practices and concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on Teladoc. The objective of the assessment was to identify any compensation plans or practices that may encourage employees to take unnecessary risk that could threaten Teladoc. No such plans or practices were identified by management. The Compensation Committee has also reviewed the risks and rewards associated with our compensation plans and practices and agrees with management’s conclusion.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2017 with respect to compensation plans under which shares of our common stock may be issued:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column) (2)
Equity compensation plans approved by security holders (3)	8,336,258	(4)	$16.71	1,546,612	(5)
Equity compensation plans not approved by security holders (6)	690,745	(7)	30.03	809,255
Total	9,027,003		$17.73	2,436,867

(1)

As of December 31, 2017, the weighted-average exercise price of outstanding options under the Prior Plan was $5.83 and the weighted-average exercise price of outstanding options under the Incentive Award Plan was $20.08. Does not take into consideration the shares issuable upon vesting of outstanding RSUs, which have no exercise price.

(2)

Pursuant to the terms of the Incentive Award Plan, the number of shares of common stock available for issuance under the Incentive Award Plan automatically increases on each January 1 until and including January 1, 2021, by an amount equal to the lesser of (a) 5% of the shares of common stock outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares as is determined by the Board. Pursuant to the terms of the Employee Stock Purchase Plan, the number of shares of common stock available for issuance under the Employee Stock Purchase Plan automatically increases on each January 1 until and including January 1, 2025, by an amount equal to the least of (a) 93,617 shares, (b) 0.25% of the shares of common stock outstanding on the final day of the immediately preceding calendar year and (c) such smaller number of shares as is determined by the Board.

(3)	Consists of the Prior Plan, the Incentive Award Plan and the Employee Stock Purchase Plan.
(4)

Includes 1,857,358 outstanding options to purchase stock under the Prior Plan, 6,001,779 outstanding options to purchase stock under the Incentive Award Plan and 477,121 outstanding RSUs under the Incentive Award Plan.

(5)	As of December 31, 2017, a total of 460,673 shares of stock were available for issuance and no purchase rights were outstanding under our Employee Stock Purchase Plan.
(6)	Consists of the Inducement Plan.
(7)	Includes 534,751 outstanding options to purchase stock and 155,994 outstanding RSUs under the Inducement Plan.

Summary of the Inducement Plan

The Board adopted the Inducement Plan on February 1, 2017 to enhance our ability to attract, retain and motivate persons who are expected to make important contributions to the Company by providing these individuals with equity ownership opportunities. The Inducement Plan was amended on July 11, 2017 to, among other things, increase the number of shares issuable thereunder. The Inducement Plan was adopted by the Board without stockholder approval pursuant to NYSE Rule 303A.08.

Eligibility and Administration

As required under NYSE Rule 303A.08, awards under the Inducement Plan may only be made to a new employee or to a rehired employee following a bona fide period of interruption of employment if the award is a material inducement to the employee’s entering into employment with the Company or its subsidiaries.

The Inducement Plan will be administered by the Board, which may delegate its duties and responsibilities to committees of our directors or officers (referred to collectively as the “plan administrator” below), subject to certain limitations that may be imposed under applicable laws, including Section 16 of the Exchange Act, and stock exchange rules, as applicable. However, awards under the Inducement Plan may only be approved by the Board acting through a majority of the Company’s directors who are “independent” within the meaning of NYSE Rule 303A.02 or by the Compensation Committee.

Shares Available for Awards

A total of 1,500,000 shares of our common stock have been reserved for issuance under the Inducement Plan. If an award under the Inducement Plan expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, any unused shares subject to the award will again be available for new grants under the Inducement Plan. Further, shares delivered to satisfy the purchase price or tax withholding obligation for any award other than an option or SAR will again be available for new grants under the Inducement Plan.

Awards

The Inducement Plan provides for the grant of equity-based awards in the form of non-qualified stock options, restricted stock, RSUs and other stock or cash based awards.

Certain Transactions

In connection with certain corporate transactions and events affecting our common stock, including a change in control, or change in any applicable laws or accounting principles, the plan administrator has broad discretion to take action under the Inducement Plan to prevent the dilution or enlargement of intended benefits, facilitate the transaction or event or give effect to the change in applicable laws or accounting principles. This includes canceling awards for cash or property, accelerating the vesting of awards, providing for the assumption or substitution of awards by a successor entity, adjusting the number and type of shares subject to outstanding awards and/or with respect to which awards may be granted under the Inducement Plan and replacing or terminating awards under the Inducement Plan. In addition, in the event of certain non-reciprocal transactions with our stockholders, the plan administrator will make equitable adjustments to the Inducement Plan and outstanding awards as it deems appropriate to reflect the transaction.

Plan Amendment and Termination

The Board may amend or terminate the Inducement Plan at any time; however, no amendment, other than an amendment that increases the number of shares available under the Inducement Plan, may materially and adversely affect an award outstanding under the Inducement Plan without the consent of the affected participant, and stockholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws. The plan administrator will have the authority, without the approval of our stockholders, to amend any outstanding stock option or SAR issued under the Inducement Plan to reduce its price per share. The Inducement Plan will remain in effect until the tenth anniversary of the date the Board first adopted the Inducement Plan. No awards may be granted under the Inducement Plan after its termination.

AUDIT COMMITTEE REPORT

This report is submitted by the Audit Committee of the Board of Directors (the “Board”) of Teladoc, Inc. (the “Company”). The Audit Committee consists of the four directors whose names appear below. None of the members of the Audit Committee is an officer or employee of the Company, and the Board has determined that each member of the Audit Committee is “independent” for audit committee purposes as that term is defined under Rule 10A‑3 of the Securities Exchange Act of 1934, as amended, and the applicable rules of the New York Stock Exchange. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange. The Board has designated Messrs. Shedlarz and Goldstein as “audit committee financial experts,” as defined under the applicable rules of the SEC. The Audit Committee operates under a written charter adopted by the Board and available on our website at ir.teladoc.com by clicking through “Corporate Governance.”

The Audit Committee’s general role is to assist the Board in monitoring the Company’s financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

The Audit Committee has reviewed the Company’s consolidated financial statements for 2017 and met with management, as well as with representatives of Ernst & Young LLP, the Company’s independent registered public accounting firm, to discuss the consolidated financial statements. The Audit Committee also discussed with members of Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 1301, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

In addition, the Audit Committee received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with members of Ernst & Young LLP its independence.

Based on these discussions, the financial statement review and other matters it deemed relevant, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for 2017 be included in its Annual Report on Form 10‑K for the fiscal year ended December 31, 2017.

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material,” “filed” or incorporated by reference into any past or future filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless and only to the extent that the Company specifically incorporates it by reference.

Audit Committee Members

Mr. David Shedlarz (Chairman)

Mr. Michael Goldstein

Mr. Thomas Mawhinney

Mr. Brian McAndrews

Mr. Arneek Multani

AUDIT AND NON-AUDIT FEES

The following table sets forth fees for services Ernst & Young LLP provided to Teladoc during 2017 and 2016:

	2017	2016
Audit fees	$1,550,294	$695,830
Audit-related fees	$440,800	$303,400
Tax fees	$50,000	—
All other fees	$995	$1,992
Total	$2,042,089	$1,001,222

•

Audit Fees. Consist of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, consultations on accounting matters directly related to the audit and comfort letters, consents and assistance with and review of documents filed with the SEC.

•

Audit-Related Fees. Consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.”

•	Tax Fees. Consist of aggregate fees for tax compliance, tax advice and tax planning services including the review and preparation of our federal and state income tax returns.
•	All Other Fees. Consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above.

In connection with our initial public offering, we adopted a policy under which the Audit Committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval would generally be requested annually, with any pre-approval detailed as to the particular service, which must be classified in one of the four categories of services listed above. The Audit Committee may also, on a case-by-case basis, pre-approve particular services that are not contained in the annual pre-approval request. In connection with this pre-approval policy, the Audit Committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board.

In addition, in the event time constraints require pre-approval prior to the Audit Committee’s next scheduled meeting, the audit committee has authorized its chairman to pre-approve services. Engagements so pre-approved are to be reported to the Audit Committee at its next scheduled meeting.

The Audit Committee pre-approved all services performed since our pre-approval policy was adopted.

OTHER MATTERS

Our Bylaws require stockholders to give advance notice of any proposal intended to be presented at the Annual Meeting. The deadline for this notice has passed and we have not received any such notice. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

ADDITIONAL INFORMATION

Interests of Certain Persons in Matters to Be Acted On

No director or executive officer of Teladoc who has served in such capacity since January 1, 2017, or any associate of any such director or officer, to the knowledge of the executive officers of Teladoc, has any material interest, direct or indirect, through security holdings or otherwise, in any matter proposed to be acted on at the Annual Meeting, which is not shared by all other stockholders or as is otherwise described in this proxy statement.

Proxy Solicitation

Teladoc will bear all costs of this proxy solicitation. In addition to soliciting proxies by this mailing, Teladoc expects that its directors, officers and regularly engaged employees may solicit proxies personally or by mail, telephone, facsimile or other electronic means, for which solicitation they will not receive any additional compensation. Teladoc will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request.

The Company has retained MacKenzie Partners, Inc. to assist in obtaining proxies from shareholders for the Annual Meeting. The estimated cost of such services is approximately $20,000, plus out-of-pocket expenses. MacKenzie Partners may be contacted at (800) 322‑2885 or via email at proxy@mackenziepartners.com.

Procedures for Submitting Stockholder Proposals

Stockholder proposals intended for inclusion in next year’s proxy statement under Rule 14a‑8 of the Exchange Act should be sent to our principal executive offices and must be received not less than 120 calendar days prior to April 20, 2019. Accordingly, stockholder proposals must be received no later than December 21, 2018. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Additionally, our Bylaws provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting must notify our corporate secretary of this proposal in writing not later than 90 days nor earlier than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. Accordingly, for our 2019 annual meeting, any notification must be made no earlier than January 31, 2019, and no later than March 2, 2019. The stockholder must be a stockholder of record both at the time of giving notice and at the time of the annual meeting. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver of our right to do so at any time in the future.

By order of the Board of Directors,

Adam C. Vandervoort
Chief Legal Officer and Secretary

APPENDIX A

CERTIFICATE OF AMENDMENT
OF THE

SIXTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TELADOC, INC.

Teladoc, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

1.The name of the Corporation is Teladoc, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 16, 2008. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 19, 2009. A Second Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 25, 2011. A Third Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 29, 2013. A Fourth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 9, 2014. A Fifth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 6, 2015. A Sixth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 9, 2014. A Fifth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 25, 2017.

2.The Board of Directors of the Corporation duly adopted a resolution proposing to amend the Sixth Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which proposed amendment is as follows:

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 151,000,000 shares, consisting of (a) 150,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (b) 1,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).

3.The foregoing amendment was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4.That the foregoing amendment shall be effective as of May 31, 2018.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by a duly authorized officer on May 31, 2018.

TELADOC, INC.

By:
Name:
Date:

A-1

***Exercise Your Right to Vote*** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 3 I, 20 18. TELADOC, INC. -7lxxxx xxxx xxxx xxxxl (located on the following page). TELADOC, INC ATTN: ADAM VANDERVOORT 2 MANHATTANVILLE ROAD PURCHASE, NY 1 0577 You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. See the reverse side of this notice to obtain proxy materials and voting instructions. Meeting Information Meeting Type: Annual Meeting For holders as of: April 6, 20 18 Date: May 3 I, 20 18 Time: 2:00 PM, EDT Location: Meeting live via the Internet-please visit www.virtualshareholdermeeting.com/TDOC20 18 The company will be hosting the meeting live via the Inte r net this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/TDOC2018 and be sure to have the information that is printed in the box marked by the arrow

- Before You Vote How to Access the Proxy Materials by the arrow lxxxx xxxx xxxx xxxxl (located on the following page) in the subject line. - How To Vote - Please Choose One of the Following Voting Methods Vote By Internet: Before the Meeting: Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow lxxxx xxxx xxxx xxxxl (located on the following page) available and follow the instructions. During the Meeting: Go to www.virtualshareholdermeeting.comfTDOC2018. Have the information that is printed in the box marked by the ar row lxxxx xxxx xxxx xxxxl (located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENTANNUAL REPORT How to View Online: Have the information that is p rinted in the box marked by the a r row IXXXX XXXX XXXX XXXXI(located on the following page) and visit: www. proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make you r request: I) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE:1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mai l with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 17, 20 18 to facilitate timely delivery.

Voting Items The Board of Directors recommends a vote "FOR" Proposal 1, "FOR" each director-nominee listed in Proposal 2, "FOR" Proposal 3, a frequency of "ONE YEAR" for Proposal4 and "FOR" Proposal 5. 2. Elect ten directors, each for a term of one year. Nominees: 01) 02) 03) 04) 05) Ms. Helen Darling Mr. William H. Frist, MD Mr Michael Goldstein Mr. Jason Gorevic Mr. Brian McAndrews 06) 07) 08) 09) 10) Mr. Thomas G. McKinley Mr. Arneek Multani Mr. Kenneth H. Paulus Mr. David Shedlarz Mr David B. Snow, Jr. 1. Approve an amendment to Teladoc's Certificate of Incorporation to increase the number of authorized shares of common stock. 3. Approve, on an advisory basis, the compensation of Teladoc's named executive officers. 4. Approve, on an advisory basis, the frequency of future advisory votes on the compensation of Teladoc's named executive officers. 5. Ratify the appointment of Ernst & Young LLP as Teladoc's independent registered public accounting firm for the f iscal year ending December 31,2018. 6. Transact any other business that may properly come before the meeting or any adjournments thereof.

[LOGO]

VOTE BY INTERNET Before the Meeting-Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 1 1 :59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting-Go to www.virtualshareholdermeeting.com/TDOC2018 You may attend the Meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE-1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 1 1 :59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy ca r d and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 5 1 Mercedes Way, Edgewood, NY 1171 7. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to help us try to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or accessing them by way of the Internet. To sign up for eledronic delivery, please follow the instrudions above under Vote By Internet and, when prompted, indicate that you agree to receive e-mail delivery or access proxy materials by way of the Internet in future years. TELADOC, INC. ATTN: ADAM VANDERVOORT 2 MANHATTANVILLE ROAD PURCHASE, NY 10577 TO VOTE, MAR K BLOC K S BELOW IN BLUE OR BLACK INK AS FOLLOWS: E44275-P00675 K EEP THIS PORTION FOR YOUR RECORDS DETAC H AND R ETUR N THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. 0 0 0 Proposal2, "FOR" Proposal3, a frequency of "ONE YEAR" TELADOC, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark "For All Except" and write the The Board of Directors recommends a vote "FOR"number(s) of the nominee(s) on the line below. Proposal 1, "FOR" each director-nominee listed in for Proposal 4 and "FOR" Proposal 5. 2 .Elect ten directors, each for a term of one year. Nominees: 01) Ms. Helen Dar ling 06) Mr. Thomas G. McKinley 02) Mr. William H. Frist, MD 07) Mr Arneek Multani 03) Mr Michael Goldstein08) Mr. Kenneth H. Paulus 04) Mr. Jason Gorevic 09) Mr. David Shedlarz 05) Mr. Brian McAndrews10) Mr David B. Snow, Jr. For Against Abstain Approve an amendment to Teladoc's Certificate of Incorporation to increase the number of authorized shares of common stock.000 3. Approve, on an advisory basis, the compensation of Teladoc's named executive off icers. 000 ONE TWO THREE Abstain YEAR YEARS YEARS 4. Approve, on an advisory basis, the frequency of future advisory votes on the compensation of Teladoc's named executive officers. 0000 For Against Abstain 5. Ratify the appointment of Ernst & Young LLP as Teladoc's independent registered public accounting firm for the fiscal year ending December 3 1 , 201 8.000 6.Transact any other business that may properly come before the meeting or any adjournments thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLE ASE SIGN WITHIN BOX] Signature (Joint Owners)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E44276-P00675 TELADOC, INC. Annual Meeting of Stockholders May 31, 2018 2:00PM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Adam C. Vandervoort and Mark Hirschhorn, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TELADOC, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00PM, EDT on May 31, 2018, via the Internet at www virtualshareholdermeeting.com/TDOC2018, and any adjournment(s) or postponement(s) thereof . This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side